1st stREIT Office Inc. 1-A

Exhibit 13.1

6/6/2017	Welcome to stREITwise.

It pays to be stREITwise	View this email in your browser

Welcome <<First Name>>,

We believe that everybody should have the ability to invest in real estate.

stREITwise is changing the game by offering a fair REIT to everyone. By cutting out the middlemen and minimizing fees, we want you to achieve stable income from a diversified portfolio of properties with a 10% target return*. Real estate investing shouldn’t be a pain and that’s why we’re here to guide you through it.

The global market for crowdfunded real estate investments reached $2.5B in 2015 and by the end of 2016, it’s expected to reach $3.5 billion. Now is the time to start building your portfolio

We look forward to leading you down the path to financial security.

Jeff Karsh CEO & Co-Founder

P.S. How did you hear about stREITwise? Tell us here.

*We will seek to invest in real properties and other real estate-related assets that we believe can produce a 10% return. Based on our sponsor’s prior experience, we believe that we can acquire a portfolio of assets that has the ability to achieve this return for investors. However, we cannot guarantee that we will reach this target return for our investors.

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6/6/2017	Welcome to stREITwise.

or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. An indication of interest made by a prospective investor in a Regulation A offering is non-binding and involves no obligation or commitment of any kind.

Copyright © 2017 stREITwise, Inc., All rights reserved.

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6/6/2017	What is a REIT?

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Hi <<First Name>>,

Being a part of stREITwise means being a member of a diverse investment community, from first-time real estate investors to billionaires and hedge fund managers. So whether it’s a refresher or an introductory class, here’s a little background on REITs and why they are a great way to invest in real estate.

REITs were created by Congress in 1960 to enable investors to purchase stock in the real estate sector. A Real Estate Investment Trust, or REIT, is supported by shareholders (future you!) who purchase a share of a diverse portfolio of income producing assets. The REIT generates income from its assets and pays it to shareholders in the form of dividends.

REITs allow investors to own a stake in a portfolio of real estate without having to purchase the properties themselves. This is great news for investors, as the opportunity for passive income can help everyday families grow their nest egg and reach a new level of financial security.

stREITwise is a new kind of REIT that aims to help you achieve your financial freedom. Not by doubling your money in a year, but rather through the expected steady accumulation of dividends. Stay tuned to learn more about stREITwise and how you can take advantage of this upcoming opportunity.

Jeff Karsh
CEO & Co-Founder

P.S. Take our investor survey! Click here

stREITwise may undertake a public offering pursuant to Regulation A under the Securities Act of 1933, as amended. No money or other consideration is being solicited at this time with respect to such an offering, and if sent in response to these materials for such an offering, it will not be accepted. No offer to buy securities can be accepted and no part of the purchase price can be received for an offering under Regulation A until an offering statement is qualified by the U. S. Securities and Exchange Commission, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. An indication of interest made by a prospective investor in a Regulation A offering is non-binding and involves no obligation or commitment of any kind.

Copyright © 2017 stREITwise, Inc., All rights reserved.

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6/6/2017	What is a REIT?

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6/6/2017	How to choose the right REIT.

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Hi <<First Name>>,

Why is stREITwise the right real estate investment for you? stREITwise is a non-traded REIT that allows investors like yourself to purchase shares of a portfolio of commercial real estate, and earn dividends from income generated by the underlying assets. Our shares will not be listed on a traditional exchange like the NASDAQ or NYSE, however, you will have the opportunity to redeem your investment quarterly, consistent with the terms of the offering circular.*

Our goal at stREITwise is to offer everybody a fair and accessible non-traded REIT. These investments can help set you on a path to a secure financial future. No need to subject yourself to the volatility of the public markets. Invest in private real estate through stREITwise and reap the benefits of the stREITwise management team’s expertise. Take control of your future and invest in you.

Now everyone can be stREITwise…

Jeff Karsh CEO & Co-Founder

*Our redemption plan has various limitations and does not guarantee that you will be able to redeem your investment when requested.

stREITwise may undertake a public offering pursuant to Regulation A under the Securities Act of 1933, as amended. No money or other consideration is being solicited at this time with respect to such an offering, and if sent in response to these materials for such an offering, it will not be accepted. No offer to buy securities can be accepted and no part of the purchase price can be received for an offering under Regulation A until an offering statement is qualified by the U. S. Securities and Exchange Commission, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. An indication of interest made by a prospective investor in a Regulation A offering is non-binding and involves no obligation or commitment of any kind.

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6/6/2017	How to choose the right REIT.

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6/6/2017	A REIT with lower fees, higher returns.

It pays to be stREITwise	View this email in your browser

Hi <<First Name>>,

The public has been able to invest in REITs for decades. But because of recent advances in equity crowdfunding regulations, non-traded REITs that are offered directly to investors through the internet and not through expensive broker/dealers or other intermediaries have only recently become available, providing a more direct and inexpensive way to buy into the market. Without high upfront loads and hidden fees, stREITwise is weeding out the middlemen and bringing real estate investments directly to you, in a more cost-efficient way than ever before.

Here’s the truth: Lower fees + fair terms = investor-friendly returns

There is no better time than the present to invest in real estate with a company like stREITwise on your side. Our mission is to provide everyone to a fair REIT with real estate investments that work for your individual portfolio. Potential investors like yourself have the opportunity to own a valuable piece of income-producing properties with as little as a $1,000 minimum investment.

Stay connected to learn more and invite your friends to become stREITwise, too.

Jeff Karsh CEO & Co-Founder

stREITwise may undertake a public offering pursuant to Regulation A under the Securities Act of 1933, as amended. No money or other consideration is being solicited at this time with respect to such an offering, and if sent in response to these materials for such an offering, it will not be accepted. No offer to buy securities can be accepted and no part of the purchase price can be received for an offering under Regulation A until an offering statement is qualified by the U. S. Securities and Exchange Commission, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. An indication of interest made by a prospective investor in a Regulation A offering is non-binding and involves no obligation or commitment of any kind.

Copyright © 2017 stREITwise, Inc., All rights reserved.

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6/6/2017	A REIT with lower fees, higher returns.

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6/6/2017	Invest smart by diversifying your investment portfolio with real estate!

It pays to be stREITwise	View this email in your browser

Hi <<First Name>>,

Did you know that over 30 of the Forbes 400 richest people in America made their fortunes in real estate? Join the smart money with stREITwise, which was created to give everyone the opportunity to own a share of a diversified REIT portfolio. Today, more than 70 million Americans own part of a REIT. With stREITwise, you can take part in this rapidly-growing industry.

By adding this type of investment to your portfolio, you will allow your funds to earn profits in a new way. Unlike traditional non-traded REITs, you won’t pay up to 15% of your investment in commissions and fees. And unlike a publicly-traded REIT, you may get a higher dividend yield and you won’t be concerned by the daily volatility of the stock market. With stREITwise, you put your trust in us to bring you the best real estate deals (hard assets) with the fairest terms around. stREITwise investors are expected to receive quarterly dividends, making your money work for you.

We want you to have this opportunity. We know real estate and want to use our management team’s years of experience and industry expertise to bring success to a new pool of people looking to purchase equity in alternative investments. Don’t just invest in real estate, be stREITwise.

Jeff Karsh CEO & Co-Founder

P.S. Check out stREITwise’s first portfolio investment below.

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6/6/2017	Invest smart by diversifying your investment portfolio with real estate!

stREITwise may undertake a public offering pursuant to Regulation A under the Securities Act of 1933, as amended. No money or other consideration is being solicited at this time with respect to such an offering, and if sent in response to these materials for such an offering, it will not be accepted. No offer to buy securities can be accepted and no part of the purchase price can be received for an offering under Regulation A until an offering statement is qualified by the U. S. Securities and Exchange Commission, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. An indication of interest made by a prospective investor in a Regulation A offering is non-binding and involves no obligation or commitment of any kind.

Copyright © 2017 stREITwise, Inc., All rights reserved.

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6/6/2017	Choosing the Right Manager

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Hi <<First Name>>,

These days, it’s critical to understand not only what you’re investing in, but to whom you’re entrusting your investment dollars. Eliot Bencuya, Joe Kessel and I are the sole owners of stREITwise’s manager, meaning we’re responsible for acquiring and managing the real estate portfolio that you’re investing in. In the same way that you would expect us to choose the right investment properties, we would expect you to choose good stewards of your capital. So here’s a little about us…

The three of us all formerly worked at an institutional real estate private equity firm called Canyon Capital Realty Advisors. There, we sourced all types of real estate investments and managed them through multiple cycles on behalf of large pension fund and endowment investors. We gained tremendous experience working with some of the brightest investors in the industry while honing our craft.

In 2013, we formed our own real estate private equity firm using the knowledge we’d accumulated over the years to assemble high-performing real estate portfolios totaling over $275 million on behalf of mostly high net worth investors.

But we aren’t satisfied pursuing outsized returns for a select group of well-heeled investors. We want to generate wealth for everybody. That’s why we created stREITwise, to allow everybody to share in our investment success.

Jeff Karsh
CEO & Co-Founder

stREITwise may undertake a public offering pursuant to Regulation A under the Securities Act of 1933, as amended. No money or other consideration is being solicited at this time with respect to such an offering, and if sent in response to these materials for such an offering, it will not be accepted. No offer to buy securities can be accepted and no part of the purchase price can be received for an offering under Regulation A until an offering statement is qualified by the U. S. Securities and Exchange Commission, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. An indication of interest made by a prospective investor in a Regulation A offering is non-binding and involves no obligation or commitment of any kind.

Copyright © 2017 stREITwise, Inc., All rights reserved.

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6/6/2017	The Genius of Compounding

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Hi <<First Name>>,

Albert Einstein once said, “Compound interest is the eighth wonder of the world. He who understands it earns it…he who doesn’t…pays it.”

Although real estate investors earn money through cash flow instead of interest payments, the concept of compounding still applies. Over a long period of ownership, returns can potentially compound to produce extraordinary gains. To illustrate this point, imagine you had invested $10,000 in a basket of REITs in 1990. Through the end of 2016, the 12.0% compound annual growth rate experienced by that basket of REITs would have made your investment worth $189,707 – a 1,797% total return.[1] That profit could put multiple children through college!

The opportunity to earn multiples on your investment is available to all savers, which is a beautiful thing. It requires little more than discipline and patience. The discipline to invest your savings, and the patience to remain invested through good times and bad.

At stREITwise, we strive to give everybody the opportunity to enjoy the benefits of compounding. Our long-term perspective guides our investment philosophy, so we can capitalize when times are good, and protect capital when the seas get choppy. But if you can exercise discipline and patience over the long term, the benefits of compounding may await you. It doesn’t take Einstein to figure that one out.

Jeff Karsh

CEO & Co-Founder

1. Based on the FTSE NAREIT All Equity REITs data from www.reit.com

*We are making no representation, warranty, or guarantee of stREITwise’s investment performance. Investors should not assume that an investment in stREITwise will achieve a positive growth rate. Investing in REITs such as stREITwise is speculative and involves substantial risks. You should only make such investments if you can afford a complete loss of your investment.

stREITwise may undertake a public offering pursuant to Regulation A under the Securities Act of 1933, as amended. No money or other consideration is being solicited at this time with respect to such an offering, and if sent in response to these materials for such an offering, it will not be accepted. No offer to buy securities can be accepted and no part of the purchase price can be received for an offering under Regulation A until an offering statement is qualified by the U. S. Securities and Exchange Commission, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. An indication of interest made by a prospective investor in a Regulation A offering is non-binding and involves no obligation or commitment of any kind.

Copyright © 2017 stREITwise, Inc., All rights reserved.

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6/6/2017	Real Estate for the Long Term

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Dear <<First Name>>,

From the beginning of the 20th century to the year-end 2016, the Dow-Jones Industrials increased from 66 to 19,763 – a 29,844% capital gain (which was materially improved by steadily increasing dividends). This staggering trend of value appreciation over time led famed-investor Warren Buffett to comment in his 2016 letter to shareholders that, “American Business – and consequently a basket of stocks – is virtually certain to be worth far more in the years ahead.”

There’s little doubt that the same could be said of real estate. A diversified portfolio of real estate amassed over the course of the 20th century would almost certainly have resulted in considerable appreciation by now. In fact, many of the so-called real estate “barons” of today are merely the beneficiaries of generational wealth accumulation and transfer, compliments of their perhaps less-well-known predecessors who had an early understanding of the wealth-creating potential of real estate investing.

Of course, markets are cyclical and there are no guarantees, but if you believe in the continued resilience of our American economic engine, then investing in real estate with a long-term outlook will almost certainly result in wealth appreciation over time. At stREITwise, we want to put you on that path.

Jeff Karsh
CEO & Co-Founder

stREITwise may undertake a public offering pursuant to Regulation A under the Securities Act of 1933, as amended. No money or other consideration is being solicited at this time with respect to such an offering, and if sent in response to these materials for such an offering, it will not be accepted. No offer to buy securities can be accepted and no part of the purchase price can be received for an offering under Regulation A until an offering statement is qualified by the U. S. Securities and Exchange Commission, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. An indication of interest made by a prospective investor in a Regulation A offering is non-binding and involves no obligation or commitment of any kind.

Copyright © 2017 stREITwise, Inc., All rights reserved.

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6/6/2017	The Next Frontier of Wealth Creation

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Dear <<First Name>>,

When I told one of my mentors that we were starting a crowdfunded non-traded REIT, he looked at me like I had two heads. “You’ve got a great business investing in real estate for a manageable number of well-heeled investors; why would you want to take tiny investments from tons of people?”

His words weighed on me. But the more I thought about it, the more convinced I became: the old guard investment management approach is outdated. It’s time to make those same opportunities available to the crowd – empower the crowd to build their own wealth.

stREITwise is changing the game by making institutional real estate investments accessible to and affordable for the crowd. And because we market directly to investors instead of through financial advisors, we’re able to provide an ultra-low fee structure.

So take your seat at the table, and let stREITwise guide you on your way to financial independence.

Jeff Karsh
CEO & Co-Founder

stREITwise may undertake a public offering pursuant to Regulation A under the Securities Act of 1933, as amended. No money or other consideration is being solicited at this time with respect to such an offering, and if sent in response to these materials for such an offering, it will not be accepted. No offer to buy securities can be accepted and no part of the purchase price can be received for an offering under Regulation A until an offering statement is qualified by the U. S. Securities and Exchange Commission, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. An indication of interest made by a prospective investor in a Regulation A offering is non-binding and involves no obligation or commitment of any kind.

Copyright © 2017 stREITwise, Inc., All rights reserved.

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6/6/2017	The Same REIT... Better

It pays to be stREITwise.	View this email in your browser

Dear <<First Name>>,

Amidst a sea of investment products, it’s difficult to find something truly unique. Something attractive, yet different. Something intuitive, but not yet mainstream. An investment you can trust...

Enter stREITwise.

We created an ordinary REIT and made it extraordinary by making it cheaper and more accessible. Cheaper because we’re selling shares directly to the crowd instead of through expensive financial advisors. And more accessible because we avoid restrictive suitability standards that preclude certain investors.

REITs have generated outsized investment returns for years. Now you can invest in one that’s designed specifically for the crowd. A REIT that cuts out the middleman and passes the savings on to you.

Now we can all be stREITwise.

Jeff Karsh
CEO & Co-Founder

1st stREIT Office Inc. may undertake a public offering, pursuant to Regulation A under the Securities Act of 1933, as amended. No money or other consideration is being solicited at this time with respect to such offering, and if sent in response to these materials for such an offering, it will not be accepted. No offer to buy securities can be accepted and no part of the purchase price can be received for an offering under Regulation A until an offering statement is qualified by the U. S. Securities and Exchange Commission, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. An indication of interest made by a prospective investor in a Regulation A offering is non-binding and involves no obligation or commitment of any kind. 1st stREIT Office Inc. has filed a preliminary offering statement with the SEC that can be reviewed here www.streitwise.com/offering-circular.

Copyright © 2017 stREITwise, Inc., All rights reserved.

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6/6/2017	Always invest with people you trust

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Dear <<First Name>>,

Have you ever Googled “Department of Labor Fiduciary Rule”? Want to know what it means? This rule (which some industry participants are trying to eliminate altogether) ensures financial advisors are putting their clients’ interests ahead of their own while working with retirement plans or providing retirement planning advice.

Perhaps you’re thinking to yourself, “isn’t that a requirement for any advice my financial advisor gives me, and NOT just retirement advice?” Sadly, it’s not. This is just another reason why you need to be vigilant when entrusting your money to others.

At stREITwise, we understand that investing your hard-earned savings is a highly personal decision. It creates an intimate relationship between investor and manager. We take that relationship seriously, which is why building trust with our investors is at the core of our mission. Even if stREITwise isn’t right for you, always invest with people you trust.

Jeff Karsh
CEO & Co-Founder

1st stREIT Office Inc. may undertake a public offering, pursuant to Regulation A under the Securities Act of 1933, as amended. No money or other consideration is being solicited at this time with respect to such offering, and if sent in response to these materials for such an offering, it will not be accepted. No offer to buy securities can be accepted and no part of the purchase price can be received for an offering under Regulation A until an offering statement is qualified by the U. S. Securities and Exchange Commission, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. An indication of interest made by a prospective investor in a Regulation A offering is non-binding and involves no obligation or commitment of any kind. 1st stREIT Office Inc. has filed a preliminary offering statement with the SEC that can be reviewed here www.streitwise.com/offering-circular.

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6/5/2017	Real Estate Investment Trust | REIT | stREITwise

The New Frontier

How REITs Work

A Real Estate Investment Trust, or REIT, is a tax-advantaged company that owns income-producing properties and distributes the cash flow to investors in the form of dividends. There are two primary types of REITs: Traded REITs and Non-Traded REITs.

WATCH VIDEO (HTTPS://VIMEO.COM/213572301)

(https://vimeo.com/213572301)

Traded REITs vs. Non-Traded REITs

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6/5/2017	Real Estate Investment Trust | REIT | stREITwise

Traded REITs are listed on a major stock exchange (like the NYSE or Nasdaq), whereas Non-Traded REITs are not. While Traded REITs are subject to the ebbs and flows of the stock market, Non-Traded REITs offer exposure to real estate without a high correlation to stock market volatility. And in return for more limited liquidity, Non-Traded REITs aim to provide a higher dividend yield than Traded REITs can generally offer.

Typical Non-Traded REIT Fee Structure

Historically, Non-Traded REITs have charged high fees because their shares are sold through financial advisors. In total, the upfront costs alone can total as much as 15% of the original investment. They also charge ongoing fees, such as asset management fees, acquisition fees, disposition fees, financing fees, and incentive fees.

stREITwise: a Non-Traded REIT Without the Excessive Fees

Because we sell our shares directly on our website instead of through intermediaries, we’re able to cap our upfront fee at 3% and pass the savings on to our investors. And the only ongoing fee we charge is a 2% asset management fee. No acquisition, disposition, financing or incentive fees.

UPFRONT FEES

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6/5/2017	Real Estate Investment Trust | REIT | stREITwise

ONGOING FEES

stREIT IQ Articles

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6/5/2017	Meet the Real Estate Investing Team | stREITwise

About Us

Our Story

The stREITwise team is experienced in managing complex real estate investments through multiple business cycles and through the life cycle of each investment, from acquisition and business plan execution, to realization.

Meet the Team

We created stREITwise to make real estate investing rewarding and accessible for everyone. Collectively, stREITwise’s founders have underwritten and/or managed the acquisition, ownership and disposition of over $1.7 billion of real

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6/5/2017	Meet the Real Estate Investing Team | stREITwise

estate equity investments valued in excess of $5.4 billion spanning all major property types.

Joseph Kessel	Jeffrey Karsh	Eliot Bencuya

Chief Operating Officer	Chief Executive Officer	Chief Investment Officer

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BROWSE INVESTMENTS (/START-INVESTING/)

Why stREITwise (https://streitwise.com/why-streitwise/)

About REITs (https://streitwise.com/about-reits/)

Resources (https://streitwise.com/streit-iq/)

About Us (https://streitwise.com/about-us/)

Contact Us (https://streitwise.com/contact-us/)

Privacy Policy (https://streitwise.com/privacy-policy/)

Terms (https://streitwise.com/terms-conditions/)

©2017 stREITwise

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6/5/2017	Contact Us - stREITwise

Contact an Expert

Learn more about stREITwise

Discover the benefits to investing the stREITwise way. Fill out the form below and a representative will contact you soon.

Name*

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6/5/2017	Contact Us - stREITwise

BROWSE INVESTMENTS (/START-INVESTING/)

Why stREITwise (https://streitwise.com/why-streitwise/)

About REITs (https://streitwise.com/about-reits/)

Resources (https://streitwise.com/streit-iq/)

About Us (https://streitwise.com/about-us/)

Contact Us (https://streitwise.com/contact-us/)

Privacy Policy (https://streitwise.com/privacy-policy/)

Terms (https://streitwise.com/terms-conditions/)

©2017 stREITwise

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1 We will seek to invest in real properties and other real estate-related assets that we believe can produce a 10% annualized target return for our investors. We are making no representation, warranty, or guarantee of future investment performance. Based on our sponsor’s prior experience, we believe that we can acquire a portfolio of assets that has the ability to achieve this return for investors. However, we cannot guarantee, and investors should not assume, that we will reach this annualized target return for our investors.

2 We expect to pay dividends each quarter from rental income or other sources. Any dividends we make, if any, will be based on, among other factors, our present and reasonably projected future cash flow.

1st stREIT Office Inc. may undertake a public offering, pursuant to Regulation A under the Securities Act of 1933, as amended. No money or other consideration is being solicited at this time with respect to such offering, and if sent in response to these materials for such an offering, it will not be accepted. No offer to buy securities can be accepted and no part of the purchase price can be received for an offering under Regulation A until an offering statement is qualified by the U. S. Securities and Exchange Commission, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. An indication of interest made by a prospective investor in a Regulation A offering is non-binding and involves no obligation or commitment of any kind. 1st stREIT Office Inc. has filed a preliminary offering statement with the SEC that can be reviewed here www.streitwise.com/offering-circular (/offering-circular).

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Planned publish date of July 1st, 2017.

This is how real estate investors can avoid big fees and improve their return prospects

An increasing number of ordinary investors are earning substantial returns in real estate through Non-Traded REITs. These Non-Traded REITs offer passive exposure to private real estate, typically provide quarterly dividends, and oftentimes diversify their portfolios by property type and geography. But while the returns are certainly headline-grabbing, so too are the fees, as evidenced by an SEC Investor Bulletin explaining that the transaction costs are typically 10-15% of the investment amount.1

Finally, some newcomers are looking to redefine the Non-Traded REIT industry’s fee structure. These new “Crowdfunded” REITs – like stREITwise, MogulREIT and Fundrise – allow anybody to invest online for a fraction of the cost of their more traditional competitors. By marketing directly to the crowd and avoiding financial advisor commissions, they’re raising capital cheaper and more efficiently, and passing the savings on to investors. The relative discount Crowdfunded REITs offer on the upfront costs means they can earn a considerably higher return by merely performing the same as their traditional Non-Traded REIT competitors. The math is compelling; for instance, over the course of a 5-year investment period, here is a comparison of potential returns from stREITwise (which charges 3% upfront) versus Company X (which charges 12.5% upfront – the midpoint of the 10-15% SEC estimate):

* The figures shown in the table below with respect to stREITwise are not actual returns and are for illustrative purposes only. It is not a representation, warranty, or guarantee of future investment performance. We will seek to invest in real properties and other real estate-related assets that we believe can produce a 10% return. Based on our sponsor’s prior experience, we believe that we can acquire a portfolio of assets that has the ability to achieve this return for investors. However, we cannot guarantee, and investors should not assume, that we will achieve these returns for our investors or that we will perform comparably to our competitors.

6/5/2017	Location, Location, Location… Is That It? - stREITwise

Location, Location, Location… Is That It?

February 24, 2017 | stREIT IQ - Beginner

Even those who know nothing about real estate investing know the phrase: “Location, Location, Location.” It’s the only real estate investing maxim that’s gone truly mainstream. But is that all there is to it? Is it as simple as driving around looking for the busiest intersection of the most popular town in the most desirable city? Of course not. If it were, we’d be out of a job!

Location is a very important piece to the puzzle, but it’s only one piece. There are countless other factors that determine a good deal. And, believe it or not, location isn’t even first on the list.

PRICE is the number one consideration in any real estate transaction. Beyond price and location, other considerations include building quality, tenant creditworthiness, remaining lease term, and the list goes on.

Investing in real estate involves putting all these different pieces together to determine the intrinsic value. And the goal of any real estate investor is to acquire properties at a discount to value.
Categories

•	stREIT IQ – Beginner (/category/beginner/streit-iq-beginner/)
•	stREIT IQ – Pro (/category/pro/streit-iq-pro/)
•	White Paper (/category/pro/whitepaper/)

Recent Posts

•	stREITwise, Explained (/streitwise-explained/)
•	Real Estate Crowdfunding: Version 2.0 (/real-estate-crowdfunding-version-2-0/)
•	The Return Spectrum (/the-return-spectrum/)
•	What is a Cap Rate, and Why Should I Care? (/cap-rate-care/)
•	Location, Location, Location… Is That It? (/location-location-location/)

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stREIT IQ Articles

(/streitwise-explained/)
stREITwise, Explained (/streitwise-
explained/)
Read More > (/streitwise-
explained/)

(/real-estate-crowdfunding-
version-2-0/) Real Estate
Crowdfunding: Version 2.0 (/real-
estate-crowdfunding-version-2-
0/)
Read More > (/real-estate-
crowdfunding-version-2-0/)

(/the-return-spectrum/) The
Return Spectrum (/the-return-
spectrum/)
Read More > (/the-return-
spectrum/)

MORE stREIT IQ (https://streitwise.com/streit-iq/)

BROWSE INVESTMENTS (/START-INVESTING/)

Why stREITwise (https://streitwise.com/why-streitwise/)

About REITs (https://streitwise.com/about-reits/)

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6/5/2017	Offering Circular - stREITwise

Offering Circular

Coming soon

BROWSE INVESTMENTS (/START-INVESTING/)

Why stREITwise (https://streitwise.com/why-streitwise/)

About REITs (https://streitwise.com/about-reits/)

Resources (https://streitwise.com/streit-iq/)

About Us (https://streitwise.com/about-us/)

Contact Us (https://streitwise.com/contact-us/)

Privacy Policy (https://streitwise.com/privacy-policy/)

Terms (https://streitwise.com/terms-conditions/)

©2017 stREITwise

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[1] We will seek to invest in real properties and other real estate-related assets that we believe can produce a 10% annualized target return for our investors. We are making no representation, warranty, or guarantee of future investment performance. Based on our sponsor’s prior experience, we believe that we can acquire a portfolio of assets that has the ability to achieve this return for investors. However, we cannot guarantee, and investors should not assume, that we will reach this annualized target return for our investors.

[2] We expect to pay dividends each quarter from rental income or other sources. Any dividends we make, if any, will be based on, among other factors, our present and reasonably projected future cash flow.

1st stREIT Office Inc. may undertake a public offering, pursuant to Regulation A under the Securities Act of 1933, as amended. No money or other consideration is being solicited at this time with respect to such offering, and if sent in response to these materials for such an offering, it will not be accepted. No offer to buy securities can be accepted and no part of the purchase price can be received for an offering under Regulation A until an offering statement is qualified by the U. S. Securities and Exchange Commission, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. An indication of interest made by a prospective investor in a Regulation A offering is non-binding and involves no obligation or commitment of any kind. 1st stREIT Office Inc. has filed a preliminary offering statement with the SEC that can be reviewed here www.streitwise.com/offering-circular (/offering-circular).

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6/5/2017	Privacy Policy - stREITwise

Privacy Policy

1st stREIT Office Inc. (“stREITwise”) is committed to maintaining your privacy. This privacy policy and agreement (our “Privacy Policy”) specifies the personal information that we ask you to provide in order to participate in the services we offer, and governs how we treat this personal information.

PLEASE READ THIS PRIVACY POLICY CAREFULLY. YOUR CONSENT TO THE TERMS OF THIS PRIVACY POLICY CREATES LEGAL OBLIGATIONS FOR YOU AND FOR US. PLEASE READ SECTION 3 (YOUR CONSENT) TO LEARN WHAT CONSTITUTES “CONSENT” UNDER THIS PRIVACY POLICY. IF YOU DO NOT AGREE WITH THE TERMS OF THIS PRIVACY POLICY, PLEASE REFRAIN FROM USING OUR SITE.

1. Who We Are and What We Do

Our website, located at www.streitwise.com (http://www.streitwise.com/) (the “Platform,” “Website” or “Site”), provides online tools to assist companies, potential investors, and others who are interested or involved in the acquisition, development, leasing, management, and financing of real estate and real estate projects (“Investment Related Services”). “Investors” means, collectively, (i) Prospective Investors; (ii) Accredited Investors; and (iii) Existing Investors (each as defined below).

“User“, “you” or “your” refers to (i) Site Visitors and (ii) Registered Users, as applicable.

A “Participating User” means a natural person (not a legal entity) who (i) is age 18 or older and (ii) has completed the registration process at our Site. We may permit certain companies (legal entities) to participate in our Marketplace. These entities are not considered “Participating Users” because they must agree to additional terms – such as further “good citizenship” terms – that apply to their participation.

For convenience, we use the term “Services” to refer collectively to the services we offer via the Marketplace and our Investment-Related Services. We view our Services as a form of “crowdfunding” or “marketplace lending.”

2. Navigating Our Privacy Policy

It is important that you understand this Privacy Policy. To assist in your understanding, we have (i) divided this Privacy Policy into numbered sections, (ii) created a table of contents at the conclusion of this policy, and

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(iii) provided a set of definitions to allow easy reference to the key concepts in this Policy. If you have questions, please feel free to contact us at the address in Section 30 (Contact Us).

3. Your Consent

You indicate your consent to the terms of this Privacy Policy in different ways, depending on your relationship to the Site. The procedures for consenting to this Policy are (a) less formal if you are simply a casual Site visitor (a “Site Visitor”), and (b) more formal if you are seeking to become a Registered User. “Registered User” means, collectively, (i) Participating Users and (ii) Investors.

3.1. Consent by Site Visitor. By accessing and using our Website as a Site Visitor, you are acknowledging that you have read and understood this Privacy Policy and agree to be legally bound by it.

3.2. Consent by Registered Users. If you register as a Participating User or an Investor on our Site, during the registration process you will be prompted to click a “checkbox” confirming that you have had an opportunity to review this Privacy Policy, and that you agree to its terms. Clicking this checkbox confirms your agreement to be bound by this Privacy Policy. You are permitted to register only in your capacity as an individual, and we do not allow users to register on behalf of a group or organization.

4. Our Services Rely In Part On Information from You

Information you may provide while visiting our Site or while participating in our Services falls into two broad categories: (i) Personally Identifiable Information, and (ii) Anonymous Information. We use the term “Personally Identifiable Information” to mean any information that could reasonably be used to identify you, including your name, address, e-mail address, birth date, financial information, cell or land-line phone number, or any combination of information that could be used to identify you. “Anonymous Information” is information that does not identify you, and may include statistical information concerning, for example, your use of our Services or the pages on our Site that you visit most frequently. Please keep in mind that our Privacy Policy does not govern information you choose to exchange with other Registered Users (or with Site Visitors), as we have no direct control over the collection or use of this information. Please use appropriate precautions in sharing your information with these users. Section 22 (Further Resources) provides further guidance on good practices in this regard.

5. A Site Visitor Does Not Provide Personally Identifiable Information

We have structured our Website so that, as a casual Site Visitor, you may come to our Site and review selected information about our Services without revealing your identity or providing any Personally Identifying

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Information. It is only where you wish to become a Participating User – and interact in the Marketplace – or become an Investor – and consider investing on the Platform, that we require you to provide Personally Identifiable Information.

6. A Registered User Will Provide Personally Identifiable Information

To provide our Services, and facilitate exchanges between Participating Users, and between Offering Companies and Investors, we obtain Personally Identifiable Information from you. The ways in which you provide this information, and how we use and protect this information, are set out in Sections 7, 8, 9, and 12, below.

7. A Participating User Provides Contact Information, and Other Similar Personally Identifiable Information

7.1. Registration Information. In order to access our Services as a Participating User we require that you complete a registration form. Our registration forms will specify the information which you must provide in order to enjoy the particular features to which you wish to subscribe, which may include such items as (i) name; (ii) email address; (iii) cell and land-line phone number; (iv) mailing address; (v) social security number (for IRS tax reporting purposes); and (vi) birth date (for COPPA and eligibility purposes) (collectively “Contact Information“). Our registration forms may additionally request information that you may, at your option, choose to provide or withhold. To the extent this additional information constitutes Personally Identifiable Information, we will treat it in the manner specified in this Privacy Policy.

7.2. Completing Your Registration as a Participating User; User Passwords. Upon completion of our registration process, you will receive a user name and password, which will allow you to gain access to our Marketplace.

7.3. No Anonymous Postings. We believe that website hosts best foster online discussions of substance by requiring that a user who posts information do so under his or her actual given name (please keep in mind that we strongly discourage users from providing any other personal information in the Marketplace). Accordingly, we ask that our Participating Users identify themselves in this manner in our Marketplace. If you object strongly to this practice, you may refrain from participating in the Marketplace.

8. An Investor Provides Financial Information, Information to Verify His Or Her Identity, and Other Similar Personally Identifiable Information

8.1. Services Available to Investors; the Distinction Between Prospective Investors, Accredited Investors, and Existing Investors. Given the regulatory structure governing raising funds, as well as other considerations, we divide individuals who invest through our Site into three broad categories – we

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call individuals who fall into one or more of these categories “Investors” – and the Investment-Related Services available to an Investor depend on which category he or she falls within, as follows:

8.1.1. Prospective Investors. A “Prospective Investor” is a Participating User who has completed, and meets the qualifications specified in, the Investor Registration. In addition to receiving Services available to our Participating Users, a Prospective Investor is entitled to invest on the Platform, provided that he or she is qualified under Applicable Law. For purposes of this Privacy Policy, “Applicable Law” means statutes and regulations that apply to stREITwise and this Website, with respect to the services provided through this Site.

8.1.2. Accredited Investors. An “Accredited Investor” is an Investor who has indicated, and stREITwise has made reasonable efforts to confirm or verify (as the case may be), that they meet the definition of an “’’accredited investor” contained in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

8.1.3. Existing Investors. An “Existing Investor” means an Investor who has previously invested on the Platform, and who has met the requirements and qualifications set out for that particular investment.

8.2. Baseline Information. To qualify as an Investor on our site and receive the Investment-Related Services outlined above, you first need to provide Contact information, and complete the steps required to be a Participating User. You then must provide the additional information specified in following Section 8.3 (Identity Verification) and Section 8.4 (Investor Financial Information).

8.3. Identity Verification. We may require each Investor to provide information designed to verify his or her identity. This information (“Identity Verification Information“) may include (i) information from a successfully completed electronic check transaction, (ii) a credit report, or (iii) other similar information designed to authenticate and confirm your identity or to otherwise comply with Applicable Law.

8.4. Investor Financial Information. We also require each Investor to provide the information specified below, consisting of Form W-9 Information, Specific-Qualifications Information, and Payment Information, as specified below. We refer to this information collectively as “Investor Financial Information.”

8.4.1. Form W-9 Information. For tax purposes, we require that each Investor also provide a completed Internal Revenue Service Form W-9, which includes your Social Security Number (or Taxpayer Identification Number, where applicable) (“Form W-9 Information“).

8.4.2. [RESERVED]

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8.4.3. Payment Information. In order to make an applicable investment through our Website, an Investor must provide us with certain account and other payment information, such as information needed to make payment via ACH, wire, electronic checks or credit card (“Payment Information”). Our registration process for Investors provides additional details on the types of Payment Information needed.

9. How We Use Your Personally Identifiable Information

We use your Personally Identifiable Information to process your transactions and facilitate your activities with respect to our Site, as set out below. We do not disclose your Personally Identifiable Information to unaffiliated third parties without your express consent, except in the specific circumstances identified in Section 10 (There Are Strictly Limited Circumstances Where Certain Third Parties Have Access To Personally Identifiable Information).

9.1. Required Notices. Where necessary to comply with Applicable Law, we will use Investor Financial Information for these purposes. We may use Contact Information and Investor Financial Information in a similar manner to meet these requirements. Registered Users cannot opt-out of this use of information. “Required Notices” means (i) formal notices from Regulators and (ii) other information that we provide in order to comply with Applicable Law. “Regulators” means state and federal regulators with jurisdiction over Offering Companies and this Website in accordance with Applicable Law. The term “Regulators” includes, where applicable, the United States Securities and Exchange Commission.

9.2. Processing Your Transactions. We use the Personally Identifiable Information you provide to process transactions that you have authorized us to undertake, and to provide you with the Services you have requested. Registered Users cannot opt-out of this use of information.

9.3. [Reserved]

9.4. Operation of Our Site. We use your Personally Identifiable Information in the operation of our Website, and to comply with Applicable Law. You cannot participate in our Site if you seek to opt-out of these uses of your Information.

9.5. Providing You With Informal Information. Periodically, we might like to send you materials for informational purposes, such as notices of investment opportunities via our Site or updates concerning investment that you have participated in, and other information that does not constitute a Necessary Disclosure (collectively, “Informal Information”). Informal Information may take a range of forms, including email, newsletters, or automatic notices generated by our Website. As specified in Section 9.6, under this Privacy Policy (i) you will receive Informal Information only from (a) stREITwise and (b) affiliates of stREITwise; and (ii)

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you are entitled to opt-out from receiving Informal Information. Periodically, we may choose to send news, bulletins, marketing materials, or other information to Registered Users, and will use Personally Identifiable Information to send such communications. If we choose to undertake such communications, you will have the ability to opt-out of receiving these communications as provided in Section 11 (Changing or Removing Information; Opting Out).

9.6. Feedback, Questionnaires and Surveys. Our Website may allow Site Visitors and Registered Users to participate in surveys and/or questionnaires, which from time to time we may post on the Site. We also encourage our users to provide feedback to us about our Site and our Services. You are free to choose whether you participate in these activities. We may ask that, in addition to providing your responses, you also provide Contact Information. In these instances, we use any Personally Identifiable Information you choose provide to us in connection with these activities strictly for the purposes for which you submit the information. We will use survey and questionnaire information – with any Personally Identifiable Information removed – for monitoring or improving the use and appeal of this Site and for other purposes (with no other obligation to you and, specifically, with no obligation to compensate you for these uses). You are not obligated to participate in any of these activities and, if you undertake these activities, you will have the ability to opt-out as provided in Section 11 (Changing or Removing Information; Opting Out).

10. There Are Strictly Limited Circumstances Where Certain Third Parties Have Access To Personally Identifiable Information

10.1. Service Providers. We may employ other companies to perform functions on our behalf, such as maintaining the Website, providing services related to the Site, collecting information, responding to and sending electronic mail, or other functions necessary to our business. We may need to share your Personally Identifiable Information with these companies (collectively, “Service Providers”). We will share with our Service Providers only that information necessary for them to perform their functions, and we require them to commit to refrain from using your Personally Identifiable Information for any other purpose.

10.2. Question of Harm. We may reveal your Personally Identifiable Information to attorneys, private investigator organizations or law enforcement agencies if we believe (i) that you are in risk of harm from another, (ii) that you are harming or interfering (or will harm or interfere) with others, or (iii) that you are violating (either intentionally or unintentionally) our Terms and Conditions of Use or are otherwise violating legal rights. We will take all reasonable steps to disclose only so much of this Information as is necessary, limiting the disclosure, for example (and where applicable), to Contact Information only.

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10.3. Legal. stREITwise will reveal your Personally Identifiable Information to the extent we reasonably believe we are required to do so by law. If we receive legal process calling for the disclosure of your Personally Identifiable Information, we will attempt to notify you via the email address you supplied during registration within a reasonable amount of time before we respond to the request, unless such notification is not permitted.

10.4. Transfer of Site. stREITwise shall be entitled to transfer to a third party information it collects, including any Personally Identifiable Information, in connection with a sale of all or substantially all of the assets of the business entity responsible for the information under this Policy, provided the acquiring third party has agreed to safeguard your Personally Identifiable Information with protections that in all material respects are the same as, or more protective than, those set out in this Privacy Policy.

11. Changing or Removing Information; Opting Out.

11.1. Required Updates. Applicable Law places certain obligations on Investors to keep information current, including, for example, Form W-9 Information. We ask that you keep your information current. It is particularly important for you to keep your Investor Financial Information current, and to report to us any material change in this Information. We use this information to provide you with investment opportunities and financial distributions due to you as an Investor. Without current information, you receive information in error, which you are not eligible to receive or act on. If you have any questions concerning the importance of keeping your information current (particularly your Investor Financial Information), please contact us in accordance with Section 30 (Contact Us).

11.2. Discretionary Account Information. To allow appropriate control over Personally Identifiable Information, you can access your account (after supplying your user name and password) to change or update discretionary information that you have previously submitted.

11.3. Opting-Out. You are entitled to decline to participate in certain Services, and to decline to give us permission (or to revoke that permission in your discretion) to use your Personally Identifiable Information for certain purposes. We provide you with the ability to decline – or “opt-out of” – receiving communications concerning, or being included in, these activities. Section 9 (How We Use Your Personally Identifiable Information) identifies the Services and uses for which you hold this opt-out right. To opt-out, please email us at info@streitwise.com, and we can also answer questions or assist if you contact us as provided in Section 30 (Contact Us). Please understand that you will not be allowed to opt-out of Required Notices or other legal and related notices concerning your relationship to the Site.

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11.4. Deleting Information. Finally, if you request, we will take reasonable steps to remove your name and other Personally Identifiable Information from our databases. Please understand, however, that:

(a) it may be impossible to remove this information completely, due to IRS and regulatory reporting requirements, investments on the platform and the rights thereof, and data backups and records of deletions;

(b) if you request deletion of your information, you will be unable to use certain features of the Website and any associated Services; and

(c) certain Personally Identifiable Information may remain in our databases following the deletion of your account. You may not remove de-identified, anonymous, or aggregate data from our databases.

12. How We Safeguard Your Personally Identifiable Information

We have put in place security systems designed to prevent unauthorized access to or disclosure of Personally Identifiable Information, and we take all reasonable steps to secure and safeguard this Information, including:

●	Our Site’s password-protected section requires users to give us unique identifiers such as their user ID and password;
●	stREITwise employees (and employees of our Service Providers) are required to acknowledge that they understand and will abide by this Privacy Policy with respect to the confidentiality of Personally Identifiable Information;
●	Where applicable under Section 19 (The Relationship between this Privacy Policy and the Privacy and Information Security Practices of Offering Companies) Offering Companies agree to abide by this Policy and apply similar safeguards to Personally Identifiable Information;
●	We provide access to our databases containing Personally Identifiable Information on a need-to-know basis only; and

Our security systems are therefore structured to deter and prevent hackers and others from accessing information you provide to us. Please understand, though, that this information should not be construed as a warranty that our security systems are fail proof. Due to the nature of Internet communications and evolving technologies, we cannot provide and we also disclaim assurance that the information you provide us will remain free from loss, misuse, or alteration by third parties who, despite our efforts, obtain unauthorized access.

13. Anonymous, Aggregate Information

We use Anonymous Information to analyze the effectiveness of our Site, to improve our Services, and for other similar purposes. In addition, from time to time, we may undertake or commission statistical and other summary analyses of the general behavior and characteristics of users participating

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in our Services and the characteristics of visitors at our Site, and may share Anonymous Information with third parties, including Advertisers (as defined below). Rest assured, though, that Anonymous Information provided to third parties will not allow anyone to identify you, or determine anything personal about you. We may collect Anonymous Information through features of the software that supports our Services, through cookies, and through other means described below.

13.1. IP Addresses; Logs. stREITwise may automatically receive and record information in our server logs from your browser, including your IP address (the Internet address of your computer), your computer’s name, the type and version of your web browser, referrer addresses, and other generally-accepted log information. We may also record page views (hit counts) and other general statistical and tracking information, which will be aggregated with that of other users in order to understand how our Website is being used, and for security and monitoring purposes. None of this data contains Personally Identifiable Information.

13.2. Cookies. A cookie is a small amount of data, often including an anonymous unique identifier, which is sent to your browser from a website’s computers and stored on your computer’s hard drive. Cookies can be used to provide you with a tailored user experience and to make it easier for you to use a website upon a future visit. We may include cookies on our Website and use them to recognize you when you return to our Website. You may set your browser so that it does not accept cookies. Cookies must be enabled on your web browser, however, if you wish to access certain personalized features of our Services.

13.3. Tags. We may use so-called “pixel tags” – small graphic images (also know as “web beacons” or “single-pixel GIFS”) – to tell us what parts of our website have been visited or to measure the effectiveness of searches customers perform on our Site. Pixel tags also enable us to send email messages in a format customers can read, and they inform us whether emails have been opened, to help ensure that our messages are of interest to our Registered Users. None of this data includes Personally Identifiable Information, and you can “opt-out” of receiving these types of emails from us by following the directions provided in Section 11 (Changing or Removing Information; Opting Out). If any Personally Identifiable Information is collected using such tools, it will be subject to the terms of this Privacy Policy.

13.4. Click-Throughs. We may send email messages that use a “click-through URL” linked to content on our Website. When you click one of these URLs, you pass through our web server before arriving at the destination web page. We track this click-through data to help determine interest in particular topics and measure the effectiveness of our customer communications. If you prefer not to be tracked, simply do not click text or graphic links in the email, or notify us in accordance with Section 11 (Changing or Removing Information; Opting Out).

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13.5. Banner Ads; Advertising Profiles. The Services may include the use of ad banner partners for the serving and/or targeting of ads, promotions, and other marketing messages. These ads may be provided, in some cases, by a third party ad service provider or advertiser (“Advertisers”). These Advertisers may use traditional banner ads, or other advertising methods, such as advertising using profiles and related Content. An Advertiser may place or utilize its own cookie on your browser, and may use Anonymous Information about your visit to our sites, such as the number of times you have viewed the ad. If the Advertiser requests that you provide to it Personally Identifiable Information, please be aware that this Advertiser’s use and collection of this information will be governed by its own privacy policy, and not our Policy. We recommend that you review the Advertiser’s privacy policy before providing Personally Identifiable Information.

13.6. Computer Configuration. In order to determine whether your computer is supported by our system, we may collect certain Anonymous Information. This information includes, but may not be limited to, your operating system and browser, as well as the presence of any software that our Website may require to operate with your computer, or other third party software on your computer. This information is kept strictly confidential and is not shared with third parties, except as provided for in this Privacy Policy.

14. Any Information Linked With Your Personally Identifiable Information Is Protected As “Personally Identifiable Information”

To enable us to better understand the characteristics of our Registered Users and/or to provide services tailored to your needs, we may link (i) the Personally Identifiable Information a Registered User provides with (ii) Anonymous Information. If we combine or link any Anonymous Information or other information with your Personally Identifiable Information, the resulting combination will be treated and protected as Personally Identifiable Information under this Privacy Policy.

15. Notice of Security Incident

If we detect, despite the safeguards set out above, an intrusion or other unauthorized access to or use of Personally Identifiable Information (an “Intrusion“), we will (i) notify affected users of the Intrusion if the information at issue is sensitive, in our discretion; (ii) deliver this notice by the means we deem most efficient under the circumstances (such as, for example, first class mail or email); (iii) use contact information for each affected user that is current in our files; and (iv) use commercially reasonable efforts to accomplish these steps and effect this notice in a timely manner. To the extent Applicable Law requires steps in addition to those specified above, we will under all circumstances comply with Applicable Law.

16. Participation by Children and Teens; Advisory

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Due to federal law (as reflected in the Children’s Online Privacy Protection Act), WE DO NOT ALLOW INDIVIDUALS WHO WE KNOW ARE UNDER 18 TO PARTICIPATE IN OUR SITE OR SERVICES. YOU MUST BE AT LEAST 18 YEARS OLD TO USE OUR SITE AND SERVICES. Please understand that we cannot necessarily tell if a user is providing us with his or her true age.

17. Notification of Changes

From time to time, stREITwise may change its Privacy Policy. This Privacy Policy may be updated from time to time as such needs dictate, and we will always communicate these changes to you by posting the updated Privacy Policy on the Site and/or notifying you via email in the event of any substantive or material changes. Your continued use of the Site following any such change constitutes your agreement to follow and be bound by the Privacy Policy, as changed.

18. [Reserved]

19. [Reserved]

20. Our Affiliates

We may choose to rely on and share information with companies closely related to us – our “Affiliates” – for certain purposes under this Privacy Policy. By “Affiliate,” we mean an entity that controls, is controlled by, or is under common control with stREITwise, whether the control results from equity ownership, contract, overlapping management or otherwise. In this context, “control” means the ability to replace the officers or directors or otherwise materially influence or control management decisions. You agree that stREITwise Affiliates will be entitled to enjoy our rights under this Policy and, in exchange, we agree that we will be responsible for our Affiliate’s conduct under this Policy, if our Affiliate fails to comply with any resulting obligations. In any event, we ensure that our Affiliates agree to protect Personally Identifiable Information in a manner no less protective of your interests than the protections set out in this Policy.

21. Relationship to Terms of Use and Other Contracts; Incorporation of Terms of Use

This Privacy Policy must be read in conjunction with our Terms and Conditions of Use, and the provisions of our Terms and Conditions of Use are incorporated herein. By way of clarifying example (and not by way of limitation), the following provisions in our Terms of Use are expressly incorporated herein, by reference to their titles: “Disclaimer of Warranties”; “Limitations of Liability”; “Indemnity”; “Mandatory Arbitration”; and “Other Disputes”.

To the extent the Terms and Conditions of Use conflict with the terms of this Privacy Policy, the terms of this Privacy Policy will control.

https://streitwise.com/privacy-policy/	11/11

6/5/2017	Real Estate Crowdfunding: Version 2.0 - stREITwise

Real Estate Crowdfunding: Version 2.0

March 3, 2017 | stREIT IQ - Beginner, stREIT IQ - Pro

Modern day crowdfunding kicked into high gear in 2012 when President Barack Obama signed into law the JOBS Act, which made investing in startups and small companies easier and more accessible to the “crowd.” Within the crowdfunding space, real estate specifically has matured in ways that other asset classes have not because they failed to generate the same level of interest.

The best way to understand the evolution of the real estate crowdfunding industry is to start with the difference between Real Estate Crowdfunding 1.0 and Real Estate Crowdfunding 2.0. The former is a project-by-project syndication model, allowing the crowd to choose individual investments through one of the various “platform” websites, while the latter is a crowdfunded REIT model, enabling the crowd to invest in a diversified portfolio of commercial real estate.

Version 1.0 involves acquiring a property or originating a loan with the intent to raise money from the crowd for each individual acquisition or origination. The crowdfunding platform that aggregates the individual investments often charges an upfront fee and/or an ongoing servicing fee throughout the life of the deal. This model gives people the ability to invest in one or many specific deals that appeal to them.

Version 2.0 reinvented real estate crowdfunding by offering an investment into a “crowdfunded REIT.” Instead of choosing investments based on pretty pictures, the crowd can now invest in a diversified portfolio of real estate selected by professional real estate investors, while also benefitting from passive, tax-advantaged income in the form of dividends.

In addition to diversification, many crowdfunded REITs provide an entry point into real estate without the sizable commissions charged by financial brokers, which can potentially translate into greater profits. As more people become part of the real estate investment crowd, costs will continue to come down and middlemen will continue to become disintermediated. With real estate crowdfunding, the power is truly with the people.

https://streitwise.com/real-estate-crowdfunding-version-2-0/	1/2

6/5/2017	Real Estate Crowdfunding: Version 2.0 - stREITwise

Categories

●	stREIT IQ – Beginner (/category/beginner/streit-iq-beginner/)
●	stREIT IQ – Pro (/category/pro/streit-iq-pro/)
●	White Paper (/category/pro/whitepaper/)

Recent Posts

●	stREITwise, Explained (/streitwise-explained/)
●	Real Estate Crowdfunding: Version 2.0 (/real-estate-crowdfunding-version-2-0/)
●	The Return Spectrum (/the-return-spectrum/)
●	What is a Cap Rate, and Why Should I Care? (/cap-rate-care/)
●	Location, Location, Location… Is That It? (/location-location-location/)

stREIT IQ Articles

 (/streitwise-explained/)
stREITwise, Explained (/streitwise-
explained/)
Read More > (/streitwise-
explained/)

(/real-estate-crowdfunding
-version-2-0/) Real Estate
Crowdfunding: Version 2.0 (/real-
estate-crowdfunding-version-2-
0/)
Read More > (/real-estate-
crowdfunding-version-2-0/)

https://streitwise.com/real-estate-crowdfunding-version-2-0/	2/2

6/5/2017	Real estate knowledge with stREIT IQ | stREITwise

stREIT IQ

Introduction

In today’s investing environment, it is vitally important to make informed decisions. So expand your real estate knowledge with stREIT IQ – everything you need to know about real estate investing and real estate crowdfunding.

(/value-investing-101/)

Featured Post (/value-investing-101/)

Value Investing 101 (/value-investing-101/)

There’s a price for everything. Value investors understand this, while others choose to ignore it… (/value-investing-101/)

READ MORE » (HTTPS://STREITWISE.COM/VALUE-INVESTING-101/)

I’m a real estate investing:
Beginner

https://streitwise.com/streit-iq/	1/3

6/5/2017	Real estate knowledge with stREIT IQ | stREITwise

Pro
View by: Category

(/streitwise-explained/)
stREITwise, Explained (/streitwise-
explained/)
Read More > (/streitwise-
explained/)

 (/real-estate-crowdfunding-
version-2-0/) Real Estate
Crowdfunding: Version 2.0 (/real-
estate-crowdfunding-version-2-
0/)
Read More > (/real-estate-
crowdfunding-version-2-0/)

(/the-return-spectrum/) The
Return Spectrum (/the-return-
spectrum/)
Read More > (/the-return-
spectrum/)

(/cap-rate-care/) What is a Cap
Rate, and Why Should I Care?

https://streitwise.com/streit-iq/	2/3

6/5/2017	Real estate knowledge with stREIT IQ | stREITwise

 (/cap-rate-care/)
Read More > (/cap-rate-care/)

 (/location-location-location/)
Location, Location, Location… Is
That It? (/location-location-
location/)
Read More > (/location-location-
location/)

(/value-investing-101/) Value
Investing 101 (/value-investing-
101/)
Read More > (/value-investing-
101/)

BROWSE INVESTMENTS (/START-INVESTING/)

Why stREITwise (https://streitwise.com/why-streitwise/)

About REITs (https://streitwise.com/about-reits/)

Resources (https://streitwise.com/streit-iq/)

About Us (https://streitwise.com/about-us/)

Contact Us (https://streitwise.com/contact-us/)

Privacy Policy (https://streitwise.com/privacy-policy/)

Terms (https://streitwise.com/terms-conditions/)

https://streitwise.com/streit-iq/	3/3

Copy of stREITwise June-July Calendar 6.1 Approved to 7/4 - Tuesday May 30

Platform	Time	Copy	Image
Facebook	10:00 AM	What’s a REIT? A way to plan for the road ahead. See how you can start your journey at LINK	Video - https://vimeo.com/213572301
Twitter	10:00 AM	What’s a REIT? A way to plan for the road ahead. See how you can start your journey at LINK #REIT #Investment	Clip of Video
Linkedin	10:00 AM	What’s a REIT? A way to plan for the road ahead. See how you can start your journey at LINK	Video

Copy of stREITwise June-July Calendar 6.1 Approved to 7/4 - Thursday June 15

Platform	Time	Copy	Image
Facebook	10:00 AM	It might be time to add some financial terms to your vocabulary. Start with our explanation of the return spectrum - https://streitwise.com/the-return-spectrum/	Preview Image from Link - https://streitwise.com/the-return-spectrum/
Twitter	10:00 AM	It might be time to add some financial terms to your vocabulary. Start with our explanation of the return spectrum - https://streitwise.com/the-return-spectrum/	Preview Image from Link
Linkedin	10:00 AM	It might be time to add some financial terms to your vocabulary. Start with our explanation of the return spectrum - https://streitwise.com/the-return-spectrum/	Preview Image from Link

Copy of stREITwise June-July Calendar 6.1 Approved to 7/4 - Sunday June 18

Platform	Time	Copy	Image
Facebook	02:00 PM	Happy Father’s Day to all the adventurous, smart, and loving dads in the world.
Twitter	2:00 PM	Happy Father’s Day to all the adventurous, smart, and loving dads in the world #FathersDay	Same as above

Copy of stREITwise June-July Calendar 6.1 Approved to 7/4 - Tuesday June 20

Platform	Time	Copy	Image
Facebook	5:00 PM	“Location is a very important piece to the puzzle, but it’s only one piece.” Learn why here: https://streitwise.com/location-location-location/	Preview Link from Article - https://streitwise.com/location-location-location/
Twitter	5:00 PM	“Location is a very important piece to the puzzle, but it’s only one piece.” Learn why here: https://streitwise.com/location-location-location/ #REIT #Investment	Preview Image from Link
Linkedin	5:00 PM	“Location is a very important piece to the puzzle, but it’s only one piece.” Learn why here: https://streitwise.com/location-location-location/	Preview Image from Link

Copy of stREITwise June-July Calendar 6.1 Approved to 7/4 - Thursday June 22

Platform	Time	Copy	Image
Facebook	10:00 AM	On your mark, get set... Go reserve shares in our first ever crowdfunded REIT, we’ll be accepting investments soon. Be the first to hear by signing up for updates - LINK
Twitter	10:00 AM	On your mark, get set... Go reserve shares in our first ever crowdfunded REIT, we’ll be accepting investments soon LINK #realestate	Same as above
Linkedin	10:00 AM	On your mark, get set... Go reserve shares in our first ever crowdfunded REIT, we’ll be accepting investments soon - LINK	Same as above

Copy of stREITwise June-July Calendar 6.1 Approved to 7/4 - Wednesday June 28

Platform	Time	Copy	Image

Facebook	10:00 AM	Without knowing the price of something, how can you reasonably assess the risk? Hint: you can’t - https://streitwise.com/value-investing-101/	Preview Link from Article - https://streitwise.com/value-investing-101/
Twitter	10:00 AM	Without knowing the price of something, how can you reasonably assess the risk? Hint: you can’t - https://streitwise.com/value-investing-101/ #ValueInvesting	Preview Image from Link

Copy of stREITwise June-July Calendar 6.1 Approved to 7/4 - Tuesday July 4

Platform	Time	Copy	Image
Facebook	2:00 PM	Celebrating the land of the free and the home of the brave. Happy Independence Day!
Twitter	2:00 PM	Celebrating the land of the free and the home of the brave. Happy Independence Day! #July4th	Same as above

Copy of stREITwise June-July Calendar 6.1 Approved to 7/4 - Friday July 6

Platform	Time	Copy	Image
Facebook	10:00 AM	We will be accepting investments in our 1st stREIT Office REIT very soon. Sign-up to be the first to hear about this exciting opportunity - LINK
Twitter	10:00 AM	We will be accepting #investments in our 1st stREIT Office #REIT very soon. Be the first to hear about this opportunity LINK	Same as above
Linkedin	10:00 AM	We will be accepting investments in our 1st stREIT Office REIT very soon. Sign-up to be the first to hear about this exciting opportunity - LINK	Same as above

Copy of stREITwise June-July Calendar 6.1 Approved to 7/4 - Wednesday July 12

Platform	Time	Copy	Image
Facebook	12:00 PM	Are you ready for a little stREIT math? Take a look at how to calculate cap rate - https: //streitwise.com/cap-rate-care/	Preview Image from Link - https://streitwise.com/cap-rate-care/
Twitter	12:00 PM	Are you ready for a little stREIT math? Take a look at how to calculate #CapRate - https: //streitwise.com/cap-rate-care/ #REIT #Investment #PropertyValue	Preview Image from Link
Linkedin	12:00 PM	Are you ready for a little stREIT Math? Take a look at how to calculate cap rate - https: //streitwise.com/cap-rate-care/	Preview Image from Link

Copy of stREITwise June-July Calendar 6.1 Approved to 7/4 - Friday July 14

Platform	Time	Copy	Image

“With real estate crowdfunding, the power is truly with the people.”

Facebook	12:00 PM	Learn more about REITs before our launch - https://streitwise.com/real-estate-crowdfunding-version-2-0/	Preview Image from Link - https://streitwise.com/real-estate-crowdfunding-version-2-0/
Twitter	12:00 PM	“With #RealEstate crowdfunding, the power is truly with the people.” Learn more about #REITs before our launch - https://streitwise.com/real-estate-crowdfunding-version-2-0/	Preview Image from Link
“With real estate crowdfunding, the power is truly with the people.”

Linkedin	12:00 PM	Learn more about REITs before our launch - https://streitwise.com/real-estate- crowdfunding-version-2-0/	Preview Image from Link

Copy of stREITwise Pre-Launch Social Calendar_FINAL - Monday November 21

Platform	Time	Copy	Image
Facebook	4:00 PM	Welcome to stREITwise. We’re a Real Estate Investment Trust (REIT) that provides easy access to real estate investments for everyday investors. Step up and see how it pays to be stREITwise at http://bit.ly/streitwise
Twitter	4:00 PM	Step up to stREITwise - a #REIT that provides easy access to #RealEstate investments for everyday investors http://bit.ly/streitwise #Investing	Same as above

* http://bit.ly/streitwise will be replaced with a trackable link to email optin page
** Additional hashtags may be added to Twitter posts
*** SEC Disclaimer will be added to Facebook posts

Copy of stREITwise Pre-Launch Social Calendar_FINAL - Thursday November 24

Platform	Time	Copy	Image
Facebook	12:00 PM	Gather around the table and be thankful. Happy Thanksgiving from the stREITwise team!
Twitter	12:00 PM	Gather around the table and be thankful. #HappyThanksgiving from the stREITwise team!	Same as above

Copy of stREITwise Pre-Launch Social Calendar_FINAL - Saturday November 26

Platform	Time	Copy	Image
Take your financial future into your hands. See how you can invest in real estate like never
Facebook	3:00 PM	before with stREITwise - http://bit.ly/streitwise
Take your financial future into your hands. See how you can invest in real estate like never
Twitter	3:00 PM	before with stREITwise - http://bit.ly/streitwise #REIT #Invest	Same as above

Copy of stREITwise Pre-Launch Social Calendar_FINAL - Tuesday November 29

Platform	Time	Copy	Image
Facebook	5:00 PM	Looking for an investment that works as hard as you do? See how you can invest in a REIT alongside billionaires, hedge fund managers, and private equity investors - http://bit.ly/streitwise
Twitter	5:00 PM	Looking for an #investment that works as hard as you do? See how you can invest alongside billionaires - http://bit.ly/streitwise	Same as above

Copy of stREITwise Pre-Launch Social Calendar_FINAL - Thursday December 1

Platform	Time	Copy	Image
Facebook	12:00 PM

The Top 4 Benefits of Investing in Real Estate:

1. Contractual cash flow

2. Dividends and potential for capital appreciation

3. Tax efficient

4. Security in owning a physical asset

Rise up and see how you can take advantage of this opportunity http://bit.ly/streitwise

Top REIT Benefits
1. Contractual cash flow
2. Dividends & potential for capital appreciation
3. Tax efficient
Twitter	12:00 PM	4. Security of physical asset	Same as above

Copy of stREITwise Pre-Launch Social Calendar_FINAL - Saturday December 3

Platform	Time	Copy	Image
Facebook	3:00 PM	stREITwise offers a fair fee structure to maximize your investment gains while minimizing costs, giving you the freedom to have more fun with less worry. Find out how you can get on the road to smart investing - http://bit.ly/streitwise
Twitter	3:00 PM	stREITwise has a fee structure to maximize your investment gains while minimizing your costs. Invest for the road ahead http://bit.ly/streitwise	Same as above

Copy of stREITwise Pre-Launch Social Calendar_FINAL - Tuesday December 6

Platform	Time	Copy	Image
Facebook	3:00 PM	Start funding your future today. See how you can invest alongside billionaires, hedge fund managers, and private equity investors http://bit.ly/streitwise
Twitter	3:00 PM	Start funding your future today. See how you can invest alongside billionaires and hedge fund managers http://bit.ly/streitwise #Investing #REIT	Same as above

Copy of stREITwise Pre-Launch Social Calendar_FINAL - Thursday December 8

Platform	Time	Copy	Image
Facebook	12:00 PM	Are you ready to take your investments to the next level? With no hidden fees or costs, it pays to be stREITwise - http://bit.ly/streitwise
Twitter	12:00 PM	Are you ready to take your #investments to the next level? With no hidden fees or costs, it pays to be stREITwise - http://bit.ly/streitwise	Same as above

Copy of stREITwise Pre-Launch Social Calendar_FINAL - Tuesday December 13

Platform	Time	Copy	Image
Facebook	12:00 PM	Partner with stREITwise in navigating your road to retirement - http://bit.ly/streitwise
Twitter	12:00 PM	Partner with stREITwise in navigating your road to retirement - http://bit.ly/streitwise#RealEstate #Investing	Same as above

Copy of stREITwise Pre-Launch Social Calendar_FINAL - Thursday December 15

Platform	Time	Copy	Image
Facebook	12:00 PM	Everybody deserves to invest in real estate and watch their nest egg grow. That’s why we accept investments from accredited AND UNACCREDITED investors alike. See where your investment with stREITwise can take you - http://bit.ly/streitwise
Twitter	12:00 PM	Everybody deserves to #invest in real estate and watch their nest egg grow. See where your #investment http://bit.ly/streitwise	Same as above

Copy of stREITwise Pre-Launch Social Calendar_FINAL - Tuesday December 20

Platform	Time	Copy	Image
Facebook	5:00 PM	Real estate investing is easier than you think. Plan for your family’s future from the comfort of your own home - http://bit.ly/streitwise
Twitter	5:00 PM	Real estate #investing is easier than you think. Plan for your family’s future from the comfort of your own home - http://bit.ly/streitwise	Same as above

Copy of stREITwise Pre-Launch Social Calendar_FINAL - Thursday December 22

Platform	Time	Copy	Image
Facebook	5:00 PM	We’re offering the lowest fees of any non-traded REIT http://bit.ly/streitwise
Twitter	5:00 PM	We’re offering the lowest fees of any non-traded REIT http://bit.ly/streitwise	Same as above

Copy of stREITwise Pre-Launch Social Calendar_FINAL - Saturday December 24

Platform	Time	Copy	Image
Facebook	5:00 PM	Happy Hanukkah from the stREITwise team! #HappyHanukkah
Twitter	5:00 PM	Happy Hanukkah from the stREITwise team! #HappyHanukkah	Same as above

Copy of stREITwise Pre-Launch Social Calendar_FINAL - Sunday December 25

Platform	Time	Copy	Image
Facebook	12:00 PM	Wishing you a Merry Christmas and a happy holiday season!
Twitter	12:00 PM	Wishing you a Merry Christmas and a happy holiday season! #HappyHolidays#MerryChristmas	Same as above

Copy of stREITwise Pre-Launch Social Calendar_FINAL - Tuesday December 27

Platform	Time	Copy	Image
Facebook	3:00 PM	See your city in a new way by owning a piece of it. Trust us, it’s easier than you think. Discover how it pays to be stREITwise at http://bit.ly/streitwise
Twitter	3:00 PM	See your city in a new way by owning a piece of it. Trust us, it’s easier than you think - http://bit.ly/streitwise #REIT #Investing	Same as above

Copy of stREITwise Pre-Launch Social Calendar_FINAL - Thursday December 29

Platform	Time	Copy	Image
Facebook	12:00 PM	stREITwise has some of the lowest fees in the industry, which means you can spend more money on what you really want out of life. Sign-up for our newsletter to see all the ways it pays to be stREITwise - http://bit.ly/streitwise
Twitter	12:00 PM	stREITwise has some of the lowest fees in the industry, which means you can spend more money on what really matters http://bit.ly/streitwise	Same as above

Copy of stREITwise Pre-Launch Social Calendar_FINAL - Tuesday January 3

Platform	Time	Copy	Image
Facebook	12:00 PM	Get started on the road to financial freedom with stREITwise real estate investing - http://bit. ly/streitwise
Twitter	12:00 PM	Get started on the road to financial freedom with stREITwise real estate investing - http://bit. ly/streitwise #REIT #Invest #RealEstate	Same as above

Copy of stREITwise Pre-Launch Social Calendar_FINAL - Thursday January 5

Platform	Time	Copy	Image
Facebook	12:00 PM	Learn how you can secure your financial future at a steady pace by adding a REIT to your investment portfolio - http://bit.ly/streitwise
Twitter	12:00 PM	Learn how you can secure your financial future at a steady pace by adding a #REIT to your #investment portfolio http://bit.ly/streitwise	Same as above

Copy of stREITwise Pre-Launch Social Calendar_FINAL - Tuesday January 10

Platform	Time	Copy	Image
Facebook	12:00 PM	We want our real estate investments to change lives, one dividend at a time. Capture this unique opportunity at http://bit.ly/streitwise
Twitter	12:00 PM	We want our #RealEstate investments to change lives, one dividend at a time. Capture this unique opportunity - http://bit.ly/streitwise	Same as above

Copy of stREITwise Pre-Launch Social Calendar_FINAL - Saturday January 14

Platform	Time	Copy	Image
Facebook	1:00 PM	Own a piece of the American dream. Sign-up for the stREITwise newsletter to learn more about real estate investing - LINK
Twitter	1:00 PM	Own a piece of the American dream. Sign-up for the stREITwise newsletter to learn more about #RealEstate investing LINK	Same as above

Copy of stREITwise Pre-Launch Social Calendar_FINAL - Tuesday January 17

Platform	Time	Copy	Image
Facebook	10:00 AM	A real estate investment that gets you down the path to financial freedom. Find out how - LINK
Twitter	10:00 AM	A #RealEstate investment that gets you down the path to financial freedom. Find out how stREITwise can get you there - LINK	Same as above

Copy of stREITwise Pre-Launch Social Calendar_FINAL - Saturday January 21

Platform	Time	Copy	Image
Facebook	2:00 PM	A Non-Traded REIT for accredited and unaccredited investors will soon be available to you. Check it out - LINK
Twitter	2:00 PM	A Non-Traded #REIT for accredited and unaccredited investors will soon be available to you. Check it out - LINK #RealEstate	Same as above

Copy of stREITwise Pre-Launch Social Calendar_FINAL - Monday January 23

Platform	Time	Copy	Image
Facebook	6:00 PM	Hold on to the things that matter. stREITwise can help with smart investing for the road ahead. LINK
Twitter	6:00 PM	Hold on to the things that matter. stREITwise can help with smart investing for the road ahead. LINK #RealEstateInvesting	Same as above

Copy of stREITwise Pre-Launch Social Calendar_FINAL - Friday January 27

Platform	Time	Copy	Image
Facebook	1:00 PM	Sit back, relax, we’ve got you covered. Real estate can be a long term investment for your balanced lifestyle - LINK
Twitter	1:00 PM	Sit back, relax, we’ve got you covered. Real estate can be a long term investment for your balanced lifestyle LINK #REIT	Same as above

Copy of stREITwise Pre-Launch Social Calendar_FINAL - Sunday January 29

Platform	Time	Copy	Image
Facebook	1:00 PM	For an investment that will go the distance, it’s time to add a REIT to your portfolio at LINK
Twitter	1:00 PM	For an investment that will go the distance, it’s time to add a #REIT to your portfolio at LINK #RealEstateInvesting	Same as above

Copy of stREITwise Pre-Launch Social Calendar_FINAL - Tuesday January 31

Platform	Time	Copy	Image
Facebook	10:00 AM	Do something just for the fun of it. Know that your investment is safe with us. Start your stREITwise journey today at LINK
Twitter	10:00 AM	Do something just for the fun of it. Know that your #investment is safe with us. Start your stREITwise journey today LINK	Same as above

Copy of stREITwise Pre-Launch Social Calendar_FINAL - Saturday February 4

Platform	Time	Copy	Image
Facebook	2:00 PM	Invest for success. See how you can get started today at LINK
Twitter	2:00 PM	Invest for success. See how you can get started today at LINK #RealEstate #Investing	Same as above

Copy of stREITwise Pre-Launch Social Calendar_FINAL - Monday February 6

Platform	Time	Copy	Image
Facebook	2:00 PM	Explore the opportunities around every corner. See how you can add real estate to your portfolio at LINK
Twitter	2:00 PM	Explore the opportunities around every corner. See how you can add #RealEstate to your portfolio at LINK #REIT #Investing	Same as above

Copy of stREITwise Pre-Launch Social Calendar_FINAL - Saturday February 11

Platform	Time	Copy	Image
Facebook	6:00 PM	This is your chance to join the smart money. Invest in real estate alongside billionaires, hedge fund managers, and private equity investors. LINK
Twitter	6:00 PM	Your chance to invest in #RealEstate alongside billionaires, hedge fund managers, and private equity #investors LINK	Same as above

Copy of stREITwise Pre-Launch Social Calendar_FINAL - Tuesday February 14

Platform	Time	Copy	Image
Facebook	10:00 AM	We’re feeling the love. Happy Valentine’s Day from the stREITwise team!
Twitter	10:00 AM	We’re feeling the love. Happy #ValentinesDay from the stREITwise team! #HappyValentinesDay	Same as above

Copy of stREITwise Pre-Launch Social Calendar_FINAL - Friday February 17

Platform	Time	Copy	Image
Facebook	2:00 PM	Discover a new way to capture your city with real estate investing. It pays to be stREITwise - LINK
Twitter	2:00 PM	Discover a new way to capture your city with #RealEstate investing. It pays to be stREITwise - LINK #REIT #crowdfunding	Same as above

Copy of stREITwise Pre-Launch Social Calendar_FINAL - Tuesday February 21

Platform	Time	Copy	Image
Facebook	6:00 PM	There is no better time than the present to invest in real estate with a company like stREITwise on your side. Discover what is in your future. LINK
Twitter	6:00 PM	There is no better time than the present to invest in #RealEstate with stREITwise on your side. Discover your future LINK	Same as above

Copy of stREITwise Pre-Launch Social Calendar_FINAL - Saturday February 25

Platform	Time	Copy	Image
Facebook	6:00 PM	The road ahead is ready for you. Take your future into your own hands, find out how with stREITwise. LINK
Twitter	6:00 PM	The road ahead is ready for you. Take your future into your own hands, find out how with stREITwise LINK #RealEstate	Same as above

Copy of stREITwise Pre-Launch Social Calendar_FINAL - Tuesday February 28

Platform	Time	Copy	Image
Facebook	2:00 PM	Take a small step in the right direction for big plans for your financial future. Learn more about adding real estate to your portfolio at LINK
Twitter	2:00 PM	Take a step in the right direction for your #financial future. Learn about adding #realestate to your portfolio LINK	Same as above

Copy of stREITwise Pre-Launch Social Calendar_FINAL - Saturday March 4

Platform	Time	Copy	Image
Facebook	1:00 PM	Successfully navigate REIT investing - with lower fees. Learn more at LINK
Twitter	1:00 PM	Successfully navigate #REIT investing - with lower fees. Learn more at LINK #RealEstateInvesting #Investments	Same as above

Copy of stREITwise Pre-Launch Social Calendar_FINAL - Tuesday March 7

Platform	Time	Copy	Image
Facebook	1:00 PM	You have the opportunity to own a valuable piece of income-producing properties with a $1,000 minimum investment. Partner with stREITwise today at LINK
Twitter	1:00 PM	You have the opportunity to own a valuable piece of income-producing #properties with a $1,000 minimum #investment LINK	Same as above

Copy of stREITwise Pre-Launch Social Calendar_FINAL - Sunday March 12

Platform	Time	Copy	Image
Facebook	2:00 PM	Without high upfront costs and hidden fees, we’re bringing real estate investments directly to you in a more cost efficient way than ever before. See how it pays to be stREITwise at LINK
Twitter	2:00 PM	Without high costs & hidden fees, we’re bringing real estate #investments to you in a more cost efficient way LINK #REIT	Same as above

Copy of stREITwise Pre-Launch Social Calendar_FINAL - Friday March 17

Platform	Time	Copy	Image
Facebook	10:00 AM	You don’t need luck when you make smart investments. Happy St. Patrick’s Day from the stREITwise team!
Twitter	10:00 AM	You don’t need luck when you make smart investments. Happy St. Patrick’s Day from the stREITwise team! #StPatricksDay	Same as above

Copy of stREITwise Pre-Launch Social Calendar_FINAL - Monday March 20

Platform	Time	Copy	Image
Facebook	10:00 AM	Real estate investing doesn’t have to be complicated, boring, or expensive. The opportunity to invest quickly and without added fees is right around the corner. Sign-up here: LINK
Twitter	10:00 AM	The opportunity to invest quickly and without added fees is right around the corner LINK	Same as above

Copy of stREITwise Pre-Launch Social Calendar_FINAL - Thursday March 23

Platform	Time	Copy	Image
Facebook	12:00 PM	Why go it alone? See how the stREITwise team is making commercial real estate investing rewarding and accessible for everyone! - LINK
Twitter	12:00 PM	Why go it alone? See how the stREITwise team makes commercial real estate investing rewarding & accessible for everyone LINK	Same as above
Linkedin	12:00 PM	Why go it alone? See how the stREITwise team makes commercial real estate investing rewarding and accessible for everyone - LINK	Same as above

Copy of stREITwise Pre-Launch Social Calendar_FINAL - Saturday March 25

Platform	Time	Copy	Image
Facebook	3:00 PM	It pays to have someone on your side. It pays to be stREITwise. LINK
Twitter	3:00 PM	It pays to have someone on your side. It pays to be stREITwise. LINK #REIT #RealEstate #Investing	Same as above

Copy of stREITwise Pre-Launch Social Calendar_FINAL - Tuesday March 28

Platform	Time	Copy	Image
Facebook	12:00 PM	Say goodbye to excessive fees. Say hello to an investment that pays. Say hello to stREITwise. LINK
Twitter	12:00 PM	Say goodbye to excessive fees. Say hello to an investment that pays. Say hello to stREITwise. LINK #REIT	Same as above

Copy of stREITwise Pre-Launch Social Calendar_FINAL - Thursday March 30

Platform	Time	Copy	Image
Facebook	4:00 PM	We can do more when we do it together. See how you can pool your funds with others to potentially gain more than you could on your own. That’s the beauty of REIT investing. LINK
Twitter	4:00 PM	We can do more when we do it together. Pool your funds with others + potentially gain more than you would alone LINK	Same as above

Copy of stREITwise Pre-Launch Social Calendar_FINAL - Saturday April 1

Platform	Time	Copy	Image
Facebook	6:00 PM	We look after your investments so you can look to the future. It pays to be stREITwise - LINK
Twitter	6:00 PM	We look after your investments so you can look to the future. It pays to be stREITwise - LINK #REIT #RealEstate #Investment	Same as above

Copy of stREITwise Pre-Launch Social Calendar_FINAL - Monday April 3

Platform	Time	Copy	Image
Facebook	10:00 AM	Real estate investing is more than buying a home. See how you can own a piece of income-producing commercial real estate with stREITwise. LINK
Twitter	10:00 AM	Real estate investing is more than just buying a home. You can own a piece of income-producing #RealEstate - LINK	Same as above
Linkedin	10:00 AM	Real estate investing is more than buying a home. See how you can own a piece of income-producing commercial real estate with stREITwise. LINK

Copy of stREITwise Pre-Launch Social Calendar_FINAL - Wednesday April 5

Platform	Time	Copy	Image
Facebook	3:00 PM	Take time today to plan for tomorrow. Be the first to hear when we are accepting investments by joining our newsletter - LINK
Twitter	3:00 PM	Take time today to plan for tomorrow. Be first to hear when we are accepting #investments by joining our newsletter LINK	Same as above
Linkedin	3:00 PM	Take time today to plan for tomorrow. Be the first to hear when we are accepting investments by joining our newsletter - LINK	Same as above

Copy of stREITwise Pre-Launch Social Calendar_FINAL - Friday April 7

Platform	Time	Copy	Image
Facebook	12:00 PM	Small steps can make a big difference. Be stREITwise - start planning today for the road ahead - LINK
Twitter	12:00 PM	Small steps can make a big difference. Be stREITwise - start planning today for the road ahead - LINK #REIT #RealEstate	Same as above

Copy of stREITwise Pre-Launch Social Calendar_FINAL - Monday April 10

Platform	Time	Copy	Image
Facebook	3:00 PM	Happy Passover from the stREITwise team!
Twitter	3:00 PM	Happy Passover from the stREITwise team!	Same as above

Copy of stREITwise Pre-Launch Social Calendar_FINAL - Wednesday April 12

Platform	Time	Copy	Image
Facebook	10:00 AM	The road ahead is open to those who are willing to create positive changes. Begin your journey today with stREITwise - LINK
Twitter	10:00 AM	The road ahead is open to those who are willing to create positive changes. Begin your journey today LINK #REIT	Same as above
Linkedin	10:00 AM	The road ahead is open to those who are willing to create positive changes. Begin your journey today with stREITwise - LINK	Same as above

Copy of stREITwise Pre-Launch Social Calendar_FINAL - Friday April 14

Platform	Time	Copy	Image
Facebook	4:00 PM	We’re on a mission to make REITs cheaper and accessible for everyone. Join our free newsletter to learn more about an upcoming investment opportunity - LINK
Twitter	4:00 PM	We’re on a mission to make #REITs cheaper and accessible for everyone. Join our newsletter to learn more - LINK	Same as above

Copy of stREITwise Pre-Launch Social Calendar_FINAL - Sunday April 16

Platform	Time	Copy	Image
Facebook	10:00 AM	Happy Easter from the stREITwise team!
Twitter	10:00 AM	#HappyEaster from the stREITwise team!	Same as above

Copy of stREITwise Pre-Launch Social Calendar_FINAL - Wednesday April 19

Platform	Time	Copy	Image
Facebook	12:00 PM	Sometimes you just need a little direction. We can help. LINK
Twitter	12:00 PM	Sometimes you just need a little direction. We can help. LINK #RealEstate #Investing	Same as above
Linkedin	12:00 PM	Sometimes you just need a little direction. We can help. LINK	Same as above

Copy of stREITwise Pre-Launch Social Calendar_FINAL - Saturday April 22

Platform	Time	Copy	Image
Facebook	10:00 AM	What if you could take steps today toward financial stability and prosperity? Through real estate crowdfunding, you can. That’s what we call being stREITwise. LINK
Twitter	10:00 AM	Take steps today toward financial stability and prosperity. LINK #RealEstate	Same as above

Copy of stREITwise Pre-Launch Social Calendar_FINAL - Monday April 24

Platform	Time	Copy	Image
Facebook	3:00 PM	Just like you, your financial portfolio is unique. Discover how stREITwise can help you achieve your financial goals. LINK
Twitter	3:00 PM	Just like you, your #financial #portfolio is unique. Discover how stREITwise can help you achieve your financial goals LINK	Same as above

Copy of stREITwise Pre-Launch Social Calendar_FINAL - Wednesday April 26

Platform	Time	Copy	Image
Facebook	6:00 PM	Investing doesn’t have to be so confusing. We curate the real estate opportunities so you don’t have to. Learn how - LINK
Twitter	6:00 PM	#Investing doesn’t have to be so confusing. We curate #RealEstate opportunities so you don’t have to LINK	Same as above

Copy of stREITwise Pre-Launch Social Calendar_FINAL - Friday April 28

Platform	Time	Copy	Image
Facebook	12:00 PM	We all want to retire securely, send our kids to college, take more vacation. stREITwise is here to help make your goals a reality. See how real estate investing may help you. LINK
Twitter	12:00 PM	We’re here to help make your goals a reality. See how #RealEstateInvesting may be able to help you LINK	Same as above

Copy of stREITwise Pre-Launch Social Calendar_FINAL - Monday May 1

Platform	Time	Copy	Image
Facebook	10:00 AM	We aim to level the playing field for all investors, just like you, through real estate crowdfunding. It pays to be stREITwise at LINK
Twitter	10:00 AM	We aim to level the playing field for all investors, just like you, through real estate #crowdfunding LINK #RealEstate	Same as above
Linkedin	10:00 AM	We aim to level the playing field for all investors, just like you, through real estate crowdfunding. It pays to be stREITwise at LINK	Same as above

Copy of stREITwise Pre-Launch Social Calendar_FINAL - Wednesday May 3

Platform	Time	Copy	Image
Facebook	3:00 PM	It takes effort to see results. Begin your journey to financial freedom today - LINK
Twitter	3:00 PM	It takes effort to see results. Begin your journey to financial freedom today - LINK	Same as above

Copy of stREITwise Pre-Launch Social Calendar_FINAL - Saturday May 6

Platform	Time	Copy	Image
Facebook	5:00 PM	Need help navigating real estate investing? We’re here for you. See why it pays to be stREITwise - LINK
Twitter	5:00 PM	Need help navigating #realestate investing? We’re here for you. See why it pays to be stREITwise - LINK #REIT #Invest	Same as above

Copy of stREITwise Pre-Launch Social Calendar_FINAL - Monday May 8

Platform	Time	Copy	Image
Facebook	12:00 PM	Start building a better life for your family. We can help. LINK
Twitter	12:00 PM	Start building a better life for your family. We can help. LINK #RealEstate #Investing #REIT	Same as above
Linkedin	12:00 PM	Start building a better life for your family. We can help. LINK	Same as above

Copy of stREITwise Pre-Launch Social Calendar_FINAL - Wednesday May 10

Platform	Time	Copy	Image
Facebook	10:00 AM	Real estate investing just got more accessible. Take your financial portfolio to the next level - LINK
Twitter	10:00 AM	Real estate investing just got more accessible. Take your financial portfolio to the next level LINK #REIT #Invest	Same as above

Copy of stREITwise Pre-Launch Social Calendar_FINAL - Friday May 12

Platform	Time	Copy	Image
Facebook	3:00 PM	Ever thought about investing in a REIT? It’s easier than you think. See more from stREITwise at LINK
Twitter	3:00 PM	Ever thought about investing in a #REIT? It’s easier than you think. See more from stREITwise at LINK #RealEstate	Same as above

Copy of stREITwise Pre-Launch Social Calendar_FINAL - Sunday May 14

Platform	Time	Copy	Image
Facebook	10:00 AM	Happy Mother’s Day to all the amazing Moms in our lives!
Twitter	10:00 AM	Happy Mother’s Day to all the amazing Moms in our lives! #HappyMothersDay	Same as above

Copy of stREITwise Pre-Launch Social Calendar_FINAL - Tuesday May 16

Platform	Time	Copy	Image
Facebook	3:00 PM	We’re on a mission to provide a fair REIT that looks out for your best interest so you can focus on what matters most. Partner with us at LINK
Twitter	3:00 PM	We’re on a mission to provide everybody with a fair #REIT, so you can focus on what matters most. Partner with us at LINK	Same as above

Copy of stREITwise Pre-Launch Social Calendar_FINAL - Thursday May 18

Platform	Time	Copy	Image
Facebook	5:00 PM	Invest in something real and tangible - something that retains value. Invest in commercial real estate and see how far your investment can go. LINK
Twitter	5:00 PM	Invest in something real and tangible - something that retains value. See how far your investment can go LINK #RealEstate	Same as above
Linkedin	5:00 PM	Invest in something real and tangible -something that retains value. Invest in commercial real estate and see how far your investment can go. LINK

Copy of stREITwise Pre-Launch Social Calendar_FINAL - Monday May 22

Platform	Time	Copy	Image
Facebook	4:00 PM	Think about it - Lower fees and fair terms means better returns. The kind of returns that the other guys are not offering. When you think about it, it pays to be stREITwise. LINK
Twitter	4:00 PM	Lower fees + fair terms = better returns. When you think about it, it pays to be stREITwise LINK #REIT #RealEstate	Same as above

6/5/2017	stREITwise, Explained - stREITwise

stREITwise, Explained

March 23, 2017 | White Paper

The Genesis

stREITwise’s sponsor, Tryperion Partners, has invested in commercial real estate for years through exclusive closed-end partnerships on behalf of high- net-worth and foundation clients. We’ve invested in all major property types across the U.S. (including office, industrial, retail, multifamily and hotel) and were able to add significant value. These “value add” deals presented an attractive risk-adjusted opportunity to achieve 15+% returns – and our investors agreed. So much so that they invested over $100 million into our partnerships, which we’ve turned into a real estate investment portfolio totaling more than $275 million.

But different investors have different risk tolerances. Some are more risk-averse or are financially less able to absorb investment losses, and they should reduce their risk exposure by targeting more moderate returns. Focusing on these investors, we’ve created stREITwise: a non-traded REIT that provides easy access to a diversified portfolio of institutional-quality real estate to everyday investors with a 10% annual return target.†

What is a REIT (Real Estate Investment Trust)?

Simply put, a REIT is a tax-advantaged company that owns income-producing properties and distributes the cash flow to investors in the form of dividends. There are two primary types of REITs: Traded REITs and Non-Traded REITs.

Traded REITs are listed on a major stock exchange (i.e. the NYSE or Nasdaq), thus offering built-in liquidity. But in return for liquidity, Traded REIT shares are typically more expensive and offer a lower dividend yield.

Non-Traded REITs are not listed on a major exchange; instead, they are mostly sold through financial advisors. Non-Traded REITs generally promise a higher dividend yield than Traded REITs offer, but are less liquid.

It makes sense that investors who are less concerned about liquidity would prefer a Non-Traded REIT over a Traded REIT. And as mentioned, Non-Traded REIT shares are sold through financial advisors… but are they working for the

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6/5/2017	stREITwise, Explained - stREITwise

investors’ benefit, or their own?

Financial Advisors: The Gate Keepers

Financial advisors provide wealth management services to a wide range of individuals, and work collaboratively to optimize their client’s investment portfolio. Importantly, financial advisor compensation may vary greatly depending on the investments chosen. For example, Non-Traded REIT shares often result in a 7% commission to the financial advisor. 7% Commission! And that commission is deducted dollar-for-dollar from the client’s initial investment. If that sounds unfair, prepare for it to get worse.

Financial Advisors and Non-Traded REITs: The Unholy Alliance

A key question to ask yourself is: Why do financial advisors charge such high commissions for selling Non-Traded REIT shares? The reason: financial advisors require ample enticement to recommend an investment product that itself charges excessive fees. The upfront costs of Non-Traded REIT shares are typically 10-15% of the initial investment.‡ Then there are ongoing costs, such as asset management fees, acquisition fees, disposition fees, financing fees and incentive fees, all of which impact total returns negatively – sometimes severely so. It’s fair to say this model is rife with conflicts of interest between financial advisors, Non-Traded REIT sponsors, and investors.

Enter stREITwise…

stREITwise was designed to combine the benefits – while avoiding the shortcomings – of both Traded and Non-Traded REITs. By structuring stREITwise as a Non-Traded REIT that avoids financial advisors and sells shares directly to investors on our website, we provide direct access to a diversified portfolio of institutional-quality real estate with an ultra-low cost structure. No middlemen. No hidden or excessive fees.

stREITwise vs. The Competition

Let’s suppose Company X is a Non-Traded REIT with 12.5% upfront costs. Assuming the same 3% annual appreciation and 7% annual cash yield over a 5- year investment period, stREITwise earns 42% more profit than Company X does based on upfront costs alone.

Numbers don’t lie, and the difference is clear. stREITwise is the smart way to invest in real estate.

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*The figures shown in the table above with respect to stREITwise are not actual returns and are for illustrative purposes only. It is not a representation, warranty, or guarantee of future investment performance. Investors should not assume that we will achieve these returns for our investors or that we will perform comparably to our competitors.

Footnotes

†We will seek to invest in real properties and other real estate-related assets that we believe can produce a 10% return. Based on our sponsor’s prior experience, we believe that we can acquire a portfolio of assets that has the ability to achieve this return for investors. However, we cannot guarantee that we will reach this target return for our investors.

‡SEC’s Office of Investor Education and Advocacy, Investor Bulletin: Non-traded REITs, August 31, 2015.

Categories

●	stREIT IQ – Beginner (/category/beginner/streit-iq-beginner/)
●	stREIT IQ – Pro (/category/pro/streit-iq-pro/)
●	White Paper (/category/pro/whitepaper/)

Recent Posts

●	stREITwise, Explained (/streitwise-explained/)
●	Real Estate Crowdfunding: Version 2.0 (/real-estate-crowdfunding-version-2-0/)
●	The Return Spectrum (/the-return-spectrum/)
●	What is a Cap Rate, and Why Should I Care? (/cap-rate-care/)
●	Location, Location, Location… Is That It? (/location-location-location/)

stREIT IQ Articles

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6/5/2017	stREITwise, Explained - stREITwise

(/streitwise-explained/)
stREITwise, Explained (/streitwise-
explained/)

Read More > (/streitwise-

explained/)

(/real-estate-crowdfunding-
version-2-0/) Real Estate
Crowdfunding: Version 2.0 (/real-
estate-crowdfunding-version-2-
0/)

Read More > (/real-estate-
crowdfunding-version-2-0/)

(/the-return-spectrum/) The
Return Spectrum (/the-return-
spectrum/)

Read More > (/the-return-

spectrum/)

MORE stREIT IQ (https://streitwise.com/streit-iq/)

BROWSE INVESTMENTS (/START-INVESTING/)

Why stREITwise (https://streitwise.com/why-streitwise/)

About REITs (https://streitwise.com/about-reits/)

Resources (https://streitwise.com/streit-iq/)

About Us (https://streitwise.com/about-us/)

Contact Us (https://streitwise.com/contact-us/)

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6/5/2017	A new Kind of REIT investing | stREITwise

1st stREIT Office REIT

Property Type

Office

Target Annualized Return

10.0%1

Dividend

Quarterly

Min. Investment

$1,000

Diversified portfolio of institutional-quality office buildings.

Accepting Investments Soon

First name...

Last name...

Your email...

Ex: $10,000

RESERVE SHARES

How It Works

You invest directly online. stREITwise manages the real estate, collects the rent, and pays you a dividend every quarter[2] — it’s that simple! Now everyone can be stREITwise. Begin your journey today!

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6/5/2017	A new Kind of REIT investing | stREITwise

1st stREIT Office

1st stREIT Office is an office REIT, and represents the first in what we expect to be a series of property type-specific REITs that stREITwise will offer, starting with the Panera Bread Headquarters building in St. Louis, Missouri. The target return will be 10%[1] through a combination of cash flow and appreciation by acquiring high quality, stabilized office buildings in undervalued markets. As value investors, we will focus on inefficient markets with an emphasis on buildings with substantial weighted average lease term remaining from in- place tenants. Our goal is to buy these properties for relatively high cap rates while utilizing long term, low leverage financing.

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6/5/2017	A new Kind of REIT investing | stREITwise

Panera Bread Headquarters

Because we have in-house real estate asset management expertise, we anticipate buying the vast majority of our deals direct, without joint venture partners. The advantage of buying direct is that we do not have to pay incentive fees to joint venture partners – instead, we take 100% of the profits. We intend to hire best-in-class leasing agents and property managers in each of our markets, leveraging local expertise wherever we can. We will also benefit from the existing relationships our sponsor has developed in many of our target markets while building a $250 million real estate portfolio in previous funds.

We position our investments for the long term. We’re NOT looking for quick flips, and we’re NOT looking to swing for the fences. We believe in the potential for steady compounding returns through conservative investments in cash-flowing properties using moderate leverage.

SIGN UP TO LEARN MORE (/START-INVESTING/)

stREIT IQ Articles

(/streitwise-explained/)

stREITwise, Explained (/streitwise-
explained/)

Read More > (/streitwise-
explained/)

(/real-estate-crowdfunding-
version-2-0/) Real Estate
Crowdfunding: Version 2.0 (/real-
estate-crowdfunding-version-2-
0/)

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6/5/2017	The stREITwise Manifesto | stREITwise

The stREITwise Manifesto

Why stREITwise?

At stREITwise, we believe that everyone should have the ability to invest in a fair REIT. The problem is, REITs can be either over-priced, charge excessive fees, or both, putting investors at an immediate disadvantage. Even those who invest in private funds must bear expensive incentive fees. But stREITwise is changing the game by offering a fair REIT that’s open to everybody.

“Now, we can ALL be
stREITwise.”

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6/5/2017	The stREITwise Manifesto | REIT | stREITwise

Accessibility

Everybody deserves to invest in real estate with the potential to receive steady dividends and capital appreciation over time. That’s why we accept investments from accredited and unaccredited investors alike.

Pioneering Fee Structure

Too often, financial advisors take advantage of their clients, pushing products with excessive fees and hidden costs. That’s why we’re offering a fair fee structure, allowing investors to maximize investment gains while minimizing costs.

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6/5/2017	The stREITwise Manifesto | REIT | stREITwise

Financial Freedom

We want our real estate investments to change lives, one dividend at a time. And we want to treat you fairly in the process. We want you to retire securely… to send your kids to college… to not be concerned about the mortgage, or the rent… to have a little more fun and a little less worry… to sleep easy knowing you own something real and tangible – something that has and retains value.

Strategy & Goals

We’re offering accredited and unaccredited investors alike the ability to invest in a diversified portfolio of institutional-quality real estate with some of the lowest fees in the industry, allowing your money to go further. We intend to acquire a portfolio that will consist primarily of stabilized, cash-flowing properties with the potential for long term appreciation. As value investors, we pursue deals which we feel protect us in a downside scenario while offering a legitimate opportunity to outperform our base case projections.

Historically, real estate has outperformed the S&P 500 with more than double the gains.

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6/5/2017	The stREITwise Manifesto | REIT | stREITwise

Source: FTSE NAREIT All Equity REITs vs S&P 500

stREIT IQ Articles

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6/5/2017	Real Estate Investment Trust | REIT | stREITwise

Successfully Navigate REIT Investing
No brokers. No hidden or excessive fees. No BS.

BEGIN YOUR JOURNEY

Welcome to stREITwise

A new way to invest in real estate designed to be rewarding and accessible for everyone, stREITwise cuts out the middlemen and passes the savings on to you, the investor.

WATCH VIDEO (HTTPS://VIMEO.COM/214911045)

Our First Crowdfunded REIT

Our first crowdfunded REIT, 1st stREIT Office (/start-investing/#1st), aims to provide investors a diversified portfolio of institutional-quality office buildings. We will seek to generate a 10% return1 and passive income in the form of quarterly dividends.

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6/5/2017	Real Estate Investment Trust | REIT | stREITwise

1st stREIT Office

Property Type
Office

Target Annualized Return
10.0%[1]

Dividend
Quarterly

BROWSE INVESTMENT (/START-INVESTING/)

The stREITwise Differentiator: Lower Fees and Fewer Fees

By marketing directly to the crowd instead of through financial advisors, we’re able to reduce our upfront fees and pass the savings on to you. As for acquisition fees, disposition fees, financing fees and incentive fees – we don’t charge ANY of those. Just a 2% asset management fee.

UPFRONT FEES

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ONGOING FEES

Our Property Type Expertise

Our first REIT investment opportunity, 1st stREIT Office (/start-investing/#1st), will target stabilized office buildings in undervalued markets with an emphasis on buildings with substantial weighted average lease term remaining from inplace tenants.

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Office

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6/5/2017	Real Estate Investment Trust | REIT | stREITwise

CURRENT OFFERING: Office is categorized by Class A, B and C, based primarily on quality and location. Office buildings are located in either a central business district (CBD) or a suburb.

The stREITwise Advantage

So why stREITwise? It’s simple. Lower fees, greater access, and tax-advantaged passive income. Join us as we enter a new era of real estate investing and discover the benefits of becoming stREITwise.

LEARN MORE ABOUT US (HTTP://STREITWISE.COM/ABOUT-US/)

stREIT IQ Articles

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6/5/2017	Terms & Conditions - stREITwise

Terms & Conditions

Welcome to the stREITwise financial platform. The stREITwise service and network (collectively, the “Service”) are operated by 1st stREIT Office Inc., a Maryland corporation (“the Company,” “we,” or “us”). By accessing or using our web site at www.streitwise.com (https://www.google.com/url? q=http://www.streitwise.com&sa=D&ust=1478637969693000&usg=AFQjCNG2-0bqJYtcT272yy5tNFEjFo5cng), including any subdomain thereof (the “Site”), you (the “User”) signify that you have read, understand and agree to be bound by these terms of use (“Terms of Use”), regardless of whether you are a registered member of the Service. In addition to these Terms of Use, you may enter into other agreements with us or others that will govern your use of the Service or related services offered by us or others. If there is any contradiction between these Terms of Use and another agreement you enter into applicable to specific aspects of the Service, the other agreement shall take precedence in relation to the specific aspects of the Service to which it applies. As used herein, “Users” means anyone who accesses and/or uses the Site. For any terms herein applicable to all Users, all investor members, or business and other entity Users specifically, or where the context otherwise requires, “Users” shall be deemed to include any business or other entity on behalf of which the Site or Service is accessed by any other User, and “you” shall be deemed to include any such business or other entity and any person acting on behalf of any such business or other entity in connection with the use of the Site or Service.

Changes to these Terms of Use

We may make changes to these Terms of Use from time to time. If we do this, we will post the changed Terms of Use on the Site and will indicate at the top of this page the date the Terms of Use were last revised. You understand and agree that your continued use of the Service or the Site after we have made any such changes constitutes your acceptance of the new Terms of Use.

TERMS APPLICABLE TO ALL USERS: ELIGIBILITY, LICENSE AND REPRESENTATIONS Eligibility: General

This Site is intended solely for Users who, if they are a natural person, are eighteen (18) years of age or older, and any registration by, use of or access to the Site by any natural person under 18 is unauthorized, unlicensed and in violation of these Terms of Use. By using the Service or the Site, you represent and warrant that, if you are a natural person, you are 18 or older and that you agree to and will abide by all of the terms and conditions of these Terms of Use. If you violate any of these Terms of Use, or otherwise violate an agreement between you and us, the Company may terminate your

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6/5/2017	Terms & Conditions - stREITwise

membership, delete your profile and any content or information that you have posted on the Site and/or prohibit you from using or accessing the Service or the Site (or any portion, aspect or feature of the Service or the Site), at any time in its sole discretion, with or without notice, including without limitation if it believes that you are under 18.

Proprietary Rights in Site Content; Limited License

All content on the Site, including but not limited to designs, text, graphics, pictures, video, information, software, music, sound and other files, and their selection and arrangement (the “Site Content”), are the proprietary property of the Company with all rights reserved. No Site Content may be modified, copied, distributed, framed, reproduced, republished, downloaded, displayed, posted, transmitted, or sold in any form or by any means, in whole or in part, without the Company’s prior written permission, except as provided in the following sentence and except that the foregoing does not apply to your own User Content (as defined below) that you legally post on the Site. Provided that you are eligible for use of the Site, you are granted a limited license to access and use the Site and to download or print a copy of any portion of the Site Content solely for your use in connection with your use of the Site or Service, provided that you keep all copyright or other proprietary notices intact. Except for your own User Content (as defined below), you may not republish Site Content on any Internet, Intranet or Extranet site or incorporate the information in any other database or compilation, and any other use of the Site Content is strictly prohibited. Any use of the Site or the Site Content other than as specifically authorized herein, without the prior written permission of the Company, is strictly prohibited and will terminate the license granted herein. Such unauthorized use may also violate applicable laws including without limitation copyright and trademark laws and applicable communications regulations and statutes.

Unless explicitly stated herein, nothing in these Terms of Use shall be construed as conferring any license to intellectual property rights, whether by estoppel, implication or otherwise. This license is revocable by us at any time without notice and with or without cause.

You may review personal information posted by or relating to other Users on the Site, but you are not authorized to disclose such information for any purpose. You may not reproduce any personal information. Further, you represent and warrant that: (i) you do not have the ability to match any personal information posted by or relating to other Users to the identity of any individual; (ii) you will not make any attempt to obtain data permitting you to match any personal information posted by or relating to other Users to the identity of any individual; (iii) you will not accept any information from any third party that permits such a match; and (iv) you will make no such match.

Restrictions on Data Collection/Termination

Without our prior consent, you may not:

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●	use any automated means to access this Site or collect any information from the Site (including, without limitation, robots, spiders, scripts or other automatic devices or programs);
●	frame the Site, utilize framing techniques to enclose any Content or other proprietary information, place popup windows over this Site’s pages, or otherwise affect the display of this Site’s pages; engage in the practices of “screen scraping,” “database scraping” or any other activity with the purpose of obtaining content or other information; or
●	use this Site in any manner that violates applicable law or that could damage, disable, overburden, or impair this Site or interfere with any other party’s use and enjoyment of this Site.

We may terminate, disable or throttle your access to, or use of, this Site and the Services for any reason, including without limitation, if we believe that you have violated or acted inconsistently with any portion of these Terms of Use.

User Representations

You represent, warrant and agree that no materials of any kind submitted through your account or otherwise posted or shared by you through the Service will violate or infringe upon the rights of any third party, including copyright, trademark, privacy, publicity or other personal or proprietary rights; or contain libelous, defamatory or otherwise unlawful material. You further agree not to harvest or collect email addresses or other contact information of Users from the Service or the Site by electronic or other means for the purposes of sending unsolicited emails or other unsolicited communications. Additionally, you agree not to use automated scripts to collect information from the Service or the Site or for any other purpose. You further agree that you may not use the Service or the Site in any unlawful manner or in any other manner that could damage, disable, overburden or impair the Site. In addition, you agree not to use the Service or the Site to:

●	upload, post, transmit, share, store or otherwise make available any content that we deem to be harmful, threatening, unlawful, defamatory, infringing, abusive, inflammatory, harassing, vulgar, obscene, fraudulent, invasive of privacy or publicity rights, hateful, or racially, ethnically or otherwise objectionable;
●	except where authorized by the Company, register for more than one User account, register for a User account on behalf of an individual other than yourself, operate a User account on behalf of or for the benefit of any person who is not eligible to register for or operate a User account in their own name, or register for a User account on behalf of any group or entity (other than approved investment accounts opened on behalf of legal entities or accounts opened for purposes of participating in our Small Business lending program);
●	impersonate any person or entity, or falsely state or otherwise misrepresent yourself, your age or your affiliation with or authority to act on behalf of any person or entity;

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●	upload, post, transmit, share or otherwise make available any unsolicited or unauthorized advertising, solicitations, promotional materials, “junk mail,” “spam,” “chain letters,” “pyramid schemes,” or any other form of solicitation;
●	upload, post, transmit, share, store or otherwise make publicly available on the Site any private information of any third party, including, without limitation, addresses, phone numbers, email addresses, Social Security numbers and credit card numbers;
●	solicit personal information from any natural person under 18 or solicit passwords or personally identifying information for commercial or unlawful purposes from any User;
●	upload, post, transmit, share or otherwise make available any material that contains software viruses or any other computer code, files or programs designed to interrupt, destroy or limit the functionality of any computer software or hardware or telecommunications equipment; intimidate or harass another User;
●	upload, post, transmit, share, store or otherwise make available content that would constitute, encourage or provide instructions for a criminal offense, violate the rights of any party, or that would otherwise create liability or violate any local, state, national or international law;
●	use or attempt to use another’s account, service or system without authorization from that person and the Company, or create a false identity on the Service or the Site; or
●	upload, post, transmit, share, store or otherwise make available content that, in the sole judgment of the Company, is objectionable or which restricts or inhibits any other person from using or enjoying the Site, or which may expose the Company or its Users to any harm or liability of any type.

User Content Posted on the Site

You are solely responsible for the personal or business information, photos, profiles, messages, notes, text, information, music, video, contact information for you or others, advertisements or other content that you upload, publish, provide or display (hereinafter, “post”) on or through the Service or the Site, or transmit to or share with other Users (collectively the “User Content”). It is against the Terms of Use to contact members directly or to attempt to enter into any lending transactions with members outside of the Service. You understand and agree that the Company may, but is not obligated to, review and delete or remove (without notice) any User Content in its sole discretion, including without limitation, User Content that in the sole judgment of the Company violates these Terms of Use, might be offensive or illegal, or might violate the rights of, harm, or threaten the safety of, Users or others.

By posting User Content to any part of the Site, you automatically grant, and you represent and warrant that you have the right to grant, to the Company an irrevocable, perpetual, non-exclusive, transferable, fully paid, worldwide license (with the right to sublicense) to use, copy, publicly perform, publicly display, reformat, translate, excerpt (in whole or in part) and distribute such

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User Content for any purpose on or in connection with the Site or the promotion thereof, to prepare derivative works of, or incorporate into other works, such User Content, and to grant and authorize sublicenses of the foregoing. You may remove your User Content from the Site at any time. If you choose to remove your User Content, the license granted above will not expire.

You may review personal or business information posted by other Users on the Site, but you are not authorized to disclose such information for any purpose.

ALL USERS: CONSENT TO ELECTRONIC TRANSACTIONS AND DISCLOSURES

Because stREITwise operates only on the Internet, it is necessary for you to consent to transact business with us online and electronically. As part of doing business with us and our affiliates (“Our Affiliates”), therefore, we also need you to consent to our giving you certain disclosures electronically, either via our Site or to the email address you provide to us. By agreeing to the Terms of Use, you agree to receive electronically all documents, communications, notices, contracts, and agreements (including any IRS Forms, including Form 1099 and Form K-1) arising from or relating to your use of the Site and Service, including any notes you have purchased, your use of this Service, and the servicing of any notes you have purchased as either an investor of stREITwise (each, a “Disclosure”), from us, whether we are acting in the capacity as trustee or otherwise, or Our Affiliates. An IRS Form 1099 refers to any Form 1099 or other Form, Schedule or information statement, including corrections of such documents, required to be provided pursuant to U.S. Internal Revenue Service rules and regulations and that may be provided electronically (each, an “IRS Form 1099”).

The decision to do business with us and Our Affiliates electronically is yours. This document informs you of your rights concerning Disclosures.

Electronic Communications. Any Disclosures will be provided to you electronically through streitwise.com either on our Site or via electronic mail to the verified email address you provided. If you require paper copies of such Disclosures, you may write to us at the mailing address provided below and a paper copy will be sent to you at a cost of up to $5.00.

A request for a paper copy of any Disclosure will not be considered a withdrawal of your consent to receive Disclosures electronically. Any IRS 1099 Forms provided electronically will remain accessible through at least October 15 of the year in which such IRS Form 1099 is made available; after that time the IRS Form 1099 may no longer be accessible electronically. We may discontinue electronic provision of Disclosures at any time in our sole discretion.

Scope of Consent. Your consent to receive Disclosures and transact business electronically, and our agreement to do so, applies to any transactions to which such Disclosures relate, whether between you and stREITwise or between you and Our Affiliates. Your consent will remain in effect for so long

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as you are a User and, if you are no longer a User, will continue until such a time as all Disclosures relevant to transactions that occurred while you were a User have been made.

Consenting to Do Business Electronically. Before you decide to do business electronically with stREITwise or Our Affiliates, you should consider whether you have the required hardware and software capabilities described below.

Hardware and Software Requirements. In order to access and retain Disclosures electronically, you must satisfy the following computer hardware and software requirements: access to the Internet; an email account and related software capable of receiving email through the Internet; supported Web browsing software (Chrome version 32.0 or higher, Firefox version 26.0 or higher, Internet Explorer version 8.0 or higher, or Safari version 7.0 or higher); and hardware capable of running this software.

TCPA Consent: I expressly consent to receiving calls and messages, including auto-dialed and pre-recorded message calls, and SMS messages (including text messages) from us, our affiliates, agents and others calling at their request or on their behalf, at any telephone numbers that you have provided or may provide in the future (including any cellular telephone numbers). Your cellular or mobile telephone provider will charge you according to the type of plan you carry.

Additional Mobile Technology Requirements. If you are accessing our site and the Disclosures electronically via a mobile device (such as a smart phone, tablet, and the like), in addition to the above requirements you must make sure that you have software on your mobile device that allows you to print and save the Disclosures presented to you during the application process. These applications can be found for most mobile devices in the device’s respective “app store”. If you do not have these capabilities on your mobile device, please access our site through a device that provides these capabilities.

Withdrawing Consent. You may not withdraw such consent as long as you have outstanding any investments made through the Site. If you have no outstanding investments made through the site and wish to withdraw consent to doing business electronically, we will terminate your registered user account with us.

How to Contact Us regarding Electronic Disclosures. You can contact us via email at info@streitwise.com (mailto:info@streitwise.com). You may also reach us in writing to us at the following address: stREITwise, 10990 Wilshire Blvd., Suite 1060, Los Angeles, CA 90024, Attention: Member Services.

If you are an individual User, you will keep us informed of any change in your email or home mailing address so that you can continue to receive all Disclosures in a timely fashion. If your registered email address changes, you must notify us of the change by sending an email to info@streitwise.com (mailto:info@streitwise.com). You also agree to update your registered

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residence address and telephone number on the Site if they change. If you are a business or entity User or are acting on behalf of a business or entity, you will keep us informed of any change to your email address, telephone number and primary business address, as discussed under “Terms Applicable to Business and Other Entity Users” below.

You will print a copy of this Agreement for your records and you agree and acknowledge that you can access, receive and retain all Disclosures electronically sent via email or posted on the Site.

SECURITIES MATTERS

Notwithstanding anything to the contrary in these Terms of Use, in no event shall anything in these Terms of Use be deemed to be a waiver, and we will not assert there has been a waiver, that would not be permissible under Section 14 of the Securities Act of 1933, Section 29(a) of the Securities Exchange Act of 1934, or any other applicable provision of federal and state securities laws.

The securities offered on the Site have not been registered under the Securities Act of 1933, in reliance on the exemptive provisions of Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder, and/or Regulation A. Securities sold through private placements are restricted and not publicly traded, and are therefore illiquid. Neither the U.S. Securities and Exchange Commission nor any state securities commission or other regulatory authority has approved, passed upon or endorsed the merits of any offering on this Site.

Investment overviews on the Site contain summaries of the purpose and principal business terms of the investment opportunities. Such summaries are intended for informational purposes only and do not purport to be complete, and each is qualified in its entirety by reference to the more detailed discussions contained in the investor document package relating to such investment opportunity. The information contained in the Site has been prepared by stREITwise without reference to any particular user’s investment requirements or financial situation, and potential investors are encouraged to consult with professional tax, legal and financial advisors before making any investment.

You may not become a beneficial owner of 20% or more of any issuer’s outstanding voting equity securities (an “Issuer Covered Person”) without becoming subject to certain “bad actor” disqualifying events described in Rule 506(d) (a “Disqualifying Event”). You represent that you are not subject to a Disqualifying Event and that you will promptly notify stREITwise in writing should any Disqualifying Events be applicable to you. stREITwise is not liable or responsible for making Rule 506(e) disclosures, nor for determining whether any Issuer Covered Person is subject to a Disqualifying Event.

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TERMS APPLICABLE TO INDIVIDUAL USERS

Registration Data; Account Security

In consideration of your use of the Site, you agree to (a) provide accurate, current and complete information about you as may be prompted by any registration forms on the Site or otherwise requested by the Company (“Individual Registration Data”); (b) maintain the security of your password and identification; (c) maintain and promptly update the Individual Registration Data, and any other information you provide to the Company, to keep it accurate, current and complete; (d) promptly notify the Company regarding any material changes to information or circumstances that could affect your eligibility to continue to use the Site or Service or the terms on which you use the Site or Service; and (e) be fully responsible for all use of your account and for any actions that take place using your account.

TERMS APPLICABLE TO BUSINESS AND OTHER ENTITY USERS

Eligibility: Business and Other Entity Users

Access to the Site for Users that are businesses, other entities or persons acting on behalf of such businesses or entities, is intended solely for authorized representatives of businesses or other entities that are in good standing in each jurisdiction in which they are registered to conduct business and persons otherwise authorized by such businesses or entities to act in furtherance of the business or entity’s use of the Site or Service. By using the Service or the Site on behalf of a business or other entity, you represent and warrant that you are duly authorized in accordance with the foregoing by the business or other entity on behalf of which you are acting, that you have the power and authority to enter into binding agreements on behalf of the business or entity or in the capacity in which you are acting, and that the business or entity is in good standing in each jurisdiction in which it is registered to conduct business to the best of your knowledge. Furthermore, you confirm that you agree to all of the terms and conditions of these Terms of Use individually and on behalf of such business or other entity, and represent and warrant that you and such business or other entity will abide by all of the terms and conditions of these Terms of Use. If you, the business or entity, any other person acting on behalf of the business or entity or any guarantor (if applicable) violate any of these Terms of Use, or otherwise violate an agreement between the business or entity (or, if applicable, any guarantor) and the Company, the Company may terminate the business or entity’s membership, delete any associated profile and any content or information posted on the Site in connection with the business or entity’s membership and/or prohibit you, such business or entity and any other person acting on the business or entity’s behalf from using or accessing the Service or the Site (or any portion, aspect or feature of the Service or the Site), at any time in its sole discretion, with or without notice.

Business Registration Data; Account Security

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In consideration of your use of the Site and the Service on behalf of a business or other entity member, you, individually and on behalf of such business or entity, agree to (a) provide accurate, current and complete information about the business or entity, yourself and any other principals and/or authorized representatives of the business or entity member as may be prompted by any registration forms on the Site or otherwise requested by the Company (“Business Registration Data”), including the business or entity’s full legal name; (b) provide such materials as the Company may request to establish and/or verify your or any other person’s identity or authority to enter into binding agreements on behalf of the business or entity, or to establish and/or verify the business or entity’s legal existence, good standing in any jurisdiction and eligibility to use the Site or Service; (c) maintain the security of any password and identification issued for use by or on behalf of the business or entity; (d) maintain and promptly update the Business Registration Data, and any other information provided to the Company by you or anyone else acting on behalf of the business or entity, to keep it accurate, current and complete; (e) promptly notify the Company regarding any material changes to information or circumstances impacting the business or entity’s legal existence, good standing in any jurisdiction in which the business or entity is authorized to conduct business, or eligibility for continued use of the Site or any Service; and (f) be fully responsible for all use of any accounts opened on behalf of the business or entity and for any actions that take place using such account.

Additional Representations: Business and Other Entity Users

In addition to the User Representations set forth above under “User Representations,” which you hereby confirm on behalf of the business or entity member, you further agree, both individually and on behalf of the business or entity, not to use the Service or the Site to:

●	register for multiple User accounts on behalf of the same business or entity; operate or otherwise utilize an account opened in the name of a business or entity for the benefit of any persons other than that business or entity;
●	operate or otherwise utilize an account opened in the name of a business or entity for any purpose prohibited by law or regulation, any activity which that business or entity is not duly authorized to conduct, or for any purpose prohibited by any other agreement between the business or entity and the Company or Our Affiliates;
●	operate a User account on behalf of any business or entity with regard to which you are not an authorized person with the power to enter into binding agreements on behalf of the business or entity;
●	communicate with any other User regarding the business or entity, or its business operations, other than anonymously and publicly via the Site, or upload, post, transmit, share or otherwise make available any information or informational material identifying the business or entity or its business operations (other than Business Registration Data provided to the

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Company or other information requested by the Company or otherwise necessary for your use of the Site or Service); and
●	upload, post, transmit, share, store or otherwise make publicly available on the Site any private information regarding the business or entity, including, without limitation, addresses, phone numbers, email addresses, tax identification numbers and credit, or any personal information regarding persons associated with the business or entity (other than Business Registration Data provided to the Company).

Furthermore, you represent and warrant and agree, both individually and on behalf of the business or entity, that:

●	all email addresses provided on behalf of the business or entity are and will be used by the business or entity for business purposes; and
●	you will not represent or portray the business or entity as being affiliated with the Company in any capacity other than being a User of the Site or Service without the Company’s prior written consent.

Scope of License to Use

For Users that are businesses or other entities, or persons acting on behalf of businesses or other entities, the limited license to access and use the Site granted above shall be deemed granted to the business or entity member and to those authorized representatives of the business or entity for whom

Business Registration Data has been provided to the Company while acting on behalf of the business or entity member in their official capacities. Any access to or use of the Site by persons who are not authorized representatives of the business or entity, including but not limited to any representative for whom Business Registration Data has not been provided, voids this license and shall constitute a violation of these Terms of Use. Furthermore, this license is revocable by us at any time with regard to the business or entity member and/or any person acting on such business or entity’s behalf without notice and with or without cause.

ALL USERS: INTELLECTUAL PROPERTY MATTERS

Trademarks

stREITwise and other Company graphics, logos, designs, page headers, button icons, scripts and service names are registered trademarks, trademarks or trade dress of the Company in the U.S. and/or other countries. The Company’s trademarks and trade dress may not be used, including as part of trademarks and/or as part of domain names, in connection with any product or service in any manner that is likely to cause confusion and may not be copied, imitated, or used, in whole or in part, without the prior written permission of the Company.

Copyright Complaints

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If you believe that any material on the Site infringes upon any copyright which you own or control, you may send a written notification of such infringement to our Designated Agent as set forth below:

Name of Agent Designated to Receive Notification of Claimed Infringement: Attention: General Counsel

Full Address of Designated Agent to Which Notification should be Sent: 10990 Wilshire Blvd., Suite 1060, Los Angeles, CA 90024.

Telephone Number of Designated Agent: (202) 584-0550

Facsimile Number of Designated Agent: (888) 972-8711

E-Mail Address of Designated Agent: info@streitwise.com (mailto:info@streitwise.com)

To meet the notice requirements under the Digital Millennium Copyright Act, the notification must be a written communication that includes the following:

●	A physical or electronic signature of a person authorized to act on behalf of the owner of an exclusive right that is allegedly infringed;
●	Identification of the copyrighted work claimed to have been infringed, or, if multiple copyrighted works at a single online site are covered by a single notification, a representative list of such works at that site;
●	Identification of the material that is claimed to be infringing or to be the subject of infringing activity and that is to be removed or access to which is to be disabled, and information reasonably sufficient to permit us to locate the material;
●	Information reasonably sufficient to permit us to contact the complaining party, such as an address, telephone number and, if available, an electronic mail address at which the complaining party may be contacted;
●	A statement that the complaining party has a good-faith belief that use of the material in the manner complained of is not authorized by the copyright owner, its agent or the law; and
●	A statement that the information in the notification is accurate, and under penalty of perjury, that the complaining party is authorized to act on behalf of the owner of an exclusive right that is allegedly infringed.

Repeat Infringer Policy

In accordance with the Digital Millennium Copyright Act (DMCA) and other applicable law, the Company has adopted a policy of terminating, in appropriate circumstances and at the Company’s sole discretion, the memberships of members who are deemed to be repeat infringers. The Company may also at its sole discretion limit access to the Site and/or terminate the memberships of any Users who infringe any intellectual property rights of others, whether or not there is any repeat infringement.

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6/5/2017	The Return Spectrum - stREITwise

The Return Spectrum

February 24, 2017 | stREIT IQ - Beginner, stREIT IQ - Pro

When real estate investors talk about different return targets, the terminology can become a bit confusing. But with only minor additions to your financial vocabulary, the real estate investment return spectrum is actually quite easy to understand. Generally speaking, different investors target different returns based on the risk associated with generating those returns. In real estate, there are four levels of return targets: Core, Core Plus, Value Add, and Opportunistic. Here’s how they break down:

1.	Core investors target 4-7% returns in deals that pose minimal risk. These deals are normally “Trophy” or “Class A” properties in strong markets with little risk of diminished cash flows. In short, they’re properties that should at the very least hold their value over the long term.

2.	Core Plus investors target 8-12% returns in deals that pose a moderate level of risk. This includes strong properties with only a few relatively minor risk elements, such as being located in a secondary market or being less than “Class A” in quality.

3.	Value Add investors target 13-17% returns in deals that are higher risk. These deals usually exhibit at least one “value add” component, whether it’s increasing occupancy from 50% to a stabilized level, or perhaps by repositioning a property that had physically deteriorated under prior ownership. In any event, the “value add” proposition usually entails stabilizing an underperforming property.

4.	Opportunistic investors target 18%+ returns in deals that are very risky. Casual investors who are unable to absorb significant principal loss should be wary of these types of deals. They’re often land or development investments that involve entitlement risk, construction risk, market risk, and/or timing risk (among others). The potential reward could be substantial, but a lot needs to go right in order to successfully achieve such outsized returns.

The goal of any investor, no matter the return target, should always be to do deals that are attractive on a risk-adjusted basis. For instance, a 10% return is a fantastic outcome for a deal with a core risk profile. But that same 10%

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return is a very mediocre outcome for an opportunistic deal. It’s all about risk-reward.

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●	stREITwise, Explained (/streitwise-explained/)
●	Real Estate Crowdfunding: Version 2.0 (/real-estate-crowdfunding-version-2-0/)
●	The Return Spectrum (/the-return-spectrum/)
●	What is a Cap Rate, and Why Should I Care? (/cap-rate-care/)
●	Location, Location, Location… Is That It? (/location-location-location/)

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6/5/2017	Value Investing 101 - stREITwise

Value Investing 101

February 24, 2017 | stREIT IQ - Pro

Read the following two paragraphs from a recent real estate brokerage house white paper and tell me which real estate markets seem riskier to you, primary (gateway cities like New York or Los Angeles) or secondary (smaller cities like St. Louis or Phoenix):

“Notable shift back to primary markets indicating a current resistance to market risk. After the continued expansion into secondary markets over the last two years, volumes are moving back toward primary markets. In the second quarter of 2016, 70.1% of total transaction volume took place in primary markets. This represents only the second occurrence of the last eight quarters in which primary volumes exceeded 70.0%.

Pull back in risk evident on submarket level as well with investment clustering increasing. Office investment ‘sprawl’ is declining as investors adopt a heightened focus on lower risk submarkets amidst market jitters and cycle longevity concerns.”

Did you say secondary markets? Why?

The word “risk” is mentioned three times in those two paragraphs, while the word “price” doesn’t get a single mention. How is that possible? Price is the number one determinant of risk. Without knowing the price of something, how can you reasonably assess the risk? Hint: you can’t.

There’s a price for everything. Value investors understand this, while others choose to ignore it. Is New York City a more dynamic market than St. Louis? Of course. Would you pay one price for a building in St. Louis and double that

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price for the same building in New York City? How about triple that price? The answer may differ for different investors, but one thing is for sure: price matters.
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●	stREITwise, Explained (/streitwise-explained/)
●	Real Estate Crowdfunding: Version 2.0 (/real-estate-crowdfunding-version-2-0/)
●	The Return Spectrum (/the-return-spectrum/)
●	What is a Cap Rate, and Why Should I Care? (/cap-rate-care/)
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[1] We will seek to invest in real properties and other real estate-related assets that we believe can produce a 10% annualized target return for our investors. We are making no representation, warranty, or guarantee of future investment performance. Based on our sponsor’s prior experience, we believe that we can acquire a portfolio of assets that has the ability to achieve this return for investors. However, we cannot guarantee, and investors should not assume, that we will reach this annualized target return for our investors.

[2] We expect to pay dividends each quarter from rental income or other sources. Any dividends we make, if any, will be based on, among other factors, our present and reasonably projected future cash flow.

https://streitwise.com/value-investing-101/	3/3

6/5/2017	What is a Cap Rate, and Why Should I Care? - stREITwise

What is a Cap Rate, and Why Should I Care?

February 24, 2017 | stREIT IQ - Beginner

Mathematically, a cap rate is simply:

Net Operating Income, or “NOI” (revenue minus expenses)
÷
The Value of the Property

For example, if you pay $1,000,000 for a building that produces $100,000 of NOI, you’ve paid a 10% cap rate and will expect to earn a 10% unleveraged yield in Year 1, assuming no change in NOI. If that same building produces only $50,000 of NOI, then it was a 5% cap rate.

If you’re more familiar with stock market terminology, then think of a cap rate as an inverse multiple. Simple enough.
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Recent Posts

● stREITwise, Explained (/streitwise-explained/)
● Real Estate Crowdfunding: Version 2.0 (/real-estate-crowdfunding-version-2-0/)
● The Return Spectrum (/the-return-spectrum/)
● What is a Cap Rate, and Why Should I Care? (/cap-rate-care/)
● Location, Location, Location… Is That It? (/location-location-location/)

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https://streitwise.com/cap-rate-care/	1/2

6/5/2017	What is a Cap Rate, and Why Should I Care? - stREITwise

(/streitwise-explained/)
stREITwise, Explained (/streitwise-
explained/)
Read More > (/streitwise-
explained/)

(/real-estate-crowdfunding-
version-2-0/) Real Estate
Crowdfunding: Version 2.0 (/real-
estate-crowdfunding-version-2-
0/)
Read More > (/real-estate-
crowdfunding-version-2-0/)

(/the-return-spectrum/) The
Return Spectrum (/the-return-
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Read More > (/the-return-
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BROWSE INVESTMENTS (/START-INVESTING/)

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About REITs (https://streitwise.com/about-reits/)

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Contact Us (https://streitwise.com/contact-us/)

https://streitwise.com/cap-rate-care/	2/2

Link to Interview:

https://www.dropbox.com/sh/snffzwhkwcr8sgt/AAD-APOLjQxJz2BjA-H0f6E6a?dl=0&preview=Jeff+Karsh+CEO+of+stREITwise+1.mp 4

The biggest entrepreneur destination on the planet, this is business rockstars and joining me today we’ve got a rock star Jeff Karsh, he is the CEO and co-founder of stREITwise.

Thanks for being here.

Thanks for having me Alex.

You bet.

So tell us what it’s stREITwise.

Well stREITwise is a series of REITs or real estate investment trusts that provide real estate investment exposure to everyday investors for as little as a thousand dollar investment.

And of course you are providing a solution for a problem and tell me what that problem is.

Well the problem in real estate investing is, you know, for everyday investors they want to benefit from passive income.

They generally invest in REITs and to get into a REIT the financial advisors act as gatekeepers for the industry and really investors.

Let’s say, you know, Joe MacDonald’s a retired lawyer, he’s got some money that he wants to invest and he goes to his financial advisor.

A financial adviser says ‘hey Joe I really think that you should invest in a REIT, get your exposure to real estate’.

Joe says ‘great give me some REIT shares’.

Okay, so the financial advisor gets Joe his REIT shares but the financial advisor also gets a commission, okay, and the commission is you know a sizable portion of Joe’s initial investment.

So right there Joe’s investment in the real estate is disadvantaged because he’s giving up a fair amount of it to the financial advisor.

So what we’re doing is we’re taking the financial advisor out of the picture.

We’re selling Joe McDonald shares directly on our website.

So do they need to be informed as investors on the different REITs or you guys make suggestions and help educate on what’s a good investment versus not?

Yeah and all that information is you know clearly displayed on our website streitwise.com and in fact there is an offering circular that discloses all the risk factors and you know other pertinent information in our investment products.

So you are one of how many co-founders?

Three total.

Three co-founders, so how did you guys come up with this idea?

Backing up in our history, myself and my two partners formerly worked for a twenty billion dollar hedge fund based in LA.

We broke off and started our own real estate private equity firm, okay, and we’ve raised, you know, through that firm, over a hundred million dollars from primarily super high net worth and foundation clients, and we invest that money on their behalf in real estate throughout the country.

So you know that it was rewarding for us to be able to go out and execute a strategy that we saw using their capital.

But what we thought would be even more rewarding is to offer that same opportunity to the crowd, to everyday investors.

The average investment in one of our funds is more than a million dollars and you can’t generally get into private equity real estate funds for less than that amount.

But by setting up stREITwise and forming a REIT we’re allowing everyday investors to gain the same exposure to passive income for as little as a thousand dollars.

And making a passive income that’s something that entrepreneurs like a lot, so could you give us some insight to why this might be a good investment for our entrepreneurs watching and listening?

Real estate is a physical asset, it’s not, you know, a company whose success or failure you have no idea about.

Over time, real estate tends to go up in value.

It is a hedge against inflation but also REITs offer a steady stream of income, and what REITs do is they distribute that income to the investors in the form of dividends.

So other than your co-founders who is on your team?

I mean, we’ve got somebody who works primarily on the asset management asset managing the portfolio of properties that we own, and then we’ve got somebody who primarily works on the acquisitions team going out to our target markets and seeking deals that kind of fit our box, and then we have our administrative assistant who kind of does a little bit of everything.

And did you guys outsource the technological piece?

We try to outsource as much as we can including the technology piece.

So our website will have an invest now button and that technology, that backend technology once you press invest now, that’s not proprietary technology that we’ve created, that’s technology that we have as third party.

I see, okay, well we’re going to take a quick break and when we come back so many more questions for you.

This is the biggest entrepreneur destination on the planet, I’m Alex Wehrley and this is Business Rockstars, the biggest entrepreneur destination on the planet.

This is Business Rockstars and we’re continuing our conversation with Jeff Karsh he’s the CEO and co-founder of stREITwise.

So, we were talking about your business, and when you first start that’s so hard when you have the idea, actually executing it and making it a reality.

So you guys did that.

Can you give me some insight into those initial steps you took to make it a reality?

Yeah, you know I think the first requirement of any entrepreneur is passion.

You’ve got to be passionate about what you do because it’s a lot of work and if you don’t love the work, and when you do love the work it’s not really work, but if you don’t love what you’re doing it’s just, it’s too much, and you’ll drown.

I think pretty much every successful entrepreneur shares that you have to have passion and the reason is just what you said.

Because you can have a good idea and there may be an opportunity for it.

It may be something that makes the right entrepreneur money, but if you don’t have that passion like you said you’re not going to be able to ride those ups and downs and and really sustain.

So passion is number one.

What else do you have to have to make it work in the beginning?

Yeah you need a value proposition, you need to be able to provide your investors or clients or customers whatever it is you need to provide them value.

Without that you don’t have a business.

And in your case you had something very unique because it wasn’t, there’s opportunity, it didn’t exist much of at all.

Well now with stREITwise I mean we see the opportunity to offer exposure to real estate cheaper, yeah, and it’s very simple for people to understand.

So you guys had a business together before this.

Tell me maybe what you learned from owning a business before that now helps you with stREITwise.

We had a real estate private equity company and still do.

We still do invest funds for you know our high net worth and foundation investors but really we wanted to move to stREITwise or start stREITwise in an effort to make it more inclusive.

To, you know, invite the crowd to participate in our success.

It’s more rewarding when you can help a greater number of people help themselves.

And how do you guys find your investors and make sure you’re reaching out to more of them and reaching the masses more?

It’s interesting because in our other firm our investors are very sophisticated individuals or organizations.

They kind of know how to find you.

But it’s also it’s not it’s not it’s not really comparable to going out and trying to find retail investors because retail investors don’t know where to look.

You know everyday people they’re kind of trusting their money to maybe a financial advisor or what have you, so to get to spread the word since we are not going through financial advisors and we’re not getting distribution.

We’re going through like digital marketing campaigns, you know, we will be doing kind of a PR blitz, host a few dinners for prospective investors to really get the message out that again we’re offering the same exposure to real estate cheaper.

Yeah

What has been the biggest obstacle that you’ve overcome as an entrepreneur?

Taking our vision and having other people see it from the same perspective which sounds like it would be easier than you’d think.

But really, you know, the value proposition is so clear to us, but it’s educating everybody else about why that value proposition is valuable to them. So do you have any insight on how you guys do that?

Um, I mean it’s really a function of marketing.

You’ve got to spread the word one way or the other and we are still in the process of figuring that out and I think that’s you know a never-ending process.

Eventually we want everybody on earth to understand this value proposition but you’ve got to start somewhere and you know we’re focused now on kind of targeting demographics and and and and reaching them.

And lastly what is your number one piece of advice for aspiring or new entrepreneurs?

I feel like I’m going to repeat myself but love what you do because if you don’t love what you if you don’t love what you do there’s just no reason to to work your tail off every day doing it.

Yeah absolutely.

Good note to end on.

Thank you so much for your time and all of your insight we really appreciate it.

Thanks Alex.

We are the biggest entrepreneur destination on the planet, this is Business Rockstars.

INT. OFFICE BUILDING - INVESTOR’S ROOM - DAY

We’re in a drab office room. An attractive, middle-aged HUSBAND and WIFE sit across from a FINANCIAL ADVISOR (40s). The advisor pores over a series of complicated financial documents.

ADVISOR

And of course, there’s my commission...The advisor underlines a big number.

ADVISOR (CONT’D) And the fees.

The husband and wife glance at each other.

WIFE I thought we covered the fee. Fifteen percent?

ADVISOR Those were the upfront fees. These are the acquisition fees, the disposition fees, the financing fees... oh, and the incentive fees.

HUSBAND That’s a lot of fees.

WIFE (to Husband) What do you think?

HUSBAND I mean...

A FOG HORN SOUNDS.

The office door opens and FOG POURS IN.

The NAVIGATOR, a distinguished gentleman in a sea captain’s outfit, walks in.

NAVIGATOR Now wait just a minute.

The financial advisor stands.

ADVISOR Who are you?

2.

NAVIGATOR I’m the navigator. I’m here to help you navigate your way through the world of real estate investing.

ADVISOR You need to leave.

NAVIGATOR Of course. But not before I show these people how to invest the fair and simple way! (to camera) The stREITwise way!

He offers to have them follow his lead, as they exit through the fog.

INT. OFFICE BUILDING - HALLWAY - SAME

The navigator leads the couple through a tight, drab hallway and a series of cubicles.

WIFE So what is stREITwise?

NAVIGATOR We’re a real estate investment trust, or REIT for short.

The letters R-E-I-T, with an asterisk, are shown on the hallway/wall as they walk along.

WIFE Why is there an asterisk?

NAVIGATOR Because we’re a special kind of REIT. We cap our upfront fees, saving you money, and as for acquisition, disposition, and financing fees, -- we don’t charge any of those. Just an asset management fee.

HUSBAND Sorry, what’s a REIT again?

One of the workers in the cubicles leans out.

WORKER 1 You don’t know what a REIT is?

3.

NAVIGATOR A REIT is a company that owns income producing real estate and distributes income from those properties to investors in the form of dividends.

WORKER 2 Subject to stock market volatility, of course.

NAVIGATOR Well, no. stREITwise is a non- traded REIT, which means it is not subject to the daily ebbs and flows of the stock market. THIS CAN BENEFIT INVESTORS WHO DO NOT NEED IMMEDIATE LIQUIDITY AND we can generally offer a larger dividend than typical Traded REITs.

The navigator points the way into another room, and the group splits off into another room.

INT. OFFICE BUILDING - BREAK ROOM - SAME

There are two investors standing by the coffee carafe, holding a cup of coffee in each hand.

WIFE So how do you manage to charge less fees?

NAVIGATOR We raise money directly from the crowd, avoiding the financial advisors...

He walks by and notices a dollar bill on the floor and picks it up and offers it to the couple.

NAVIGATOR (CONT’D) ...and pass the savings onto you.

One of the investors looks behind him, sees the Navigator giving the dollar bill to the couple and pats his pocket as if he might have dropped a dollar bill.

INT. OFFICE BUILDING - HALLWAY - SAME

Back out in the hallway, a few investors have started following the navigator, intrigued.

4.

HUSBAND So why aren’t more companies doing this?

One of the investors speaks up.

INVESTOR 1 Yeah, why not?

The navigator turns another corner, into...

INT. OFFICE BUILDING - CONFERENCE ROOM - SAME

In the conference room, a series of dark-suited financial advisors argue over one another. The navigator turns to the healthy crowd of followers he’s built.

NAVIGATOR For years, real estate investments have been plagued by excessive fees and middlemen.

ADVISOR 2 Hey, we have to get paid, too!

NAVIGATOR Not if the crowd invests directly, you don’t.

He turns back to the couple.

NAVIGATOR (CONT’D) Look, at stREITwise, we want you to have more money to do what you want to do. It’s that simple.

INT. OFFICE BUILDING - HALLWAY - MOMENTS LATER

The navigator leads the crowd out of the room and back into the hallway.

He turns to the couple.

NAVIGATOR Are you ready?

The couple looks at each other. They nod.

5.

EXT. OFFICE BUILDING - DAY

The navigator leads the crowd of investors and average people out of the building and into the bright, shining day.

Passerby stop to stare and watch.

The navigator turns to the camera one final time.

NAVIGATOR (to camera) It pays to be stREITwise.

The crowd spreads into the street, taking the passerby with them.

stREITwise
Facebook Ads
Flight Time: “Testing the Waters” + “Live Offering”

Ad Text	Headline	Link Description
Real estate investing for the road ahead.	Begin Your Journey	stREITwise is on a mission to make real estate investing rewarding and accessible for everyone. Join our free newsletter and learn more.
It pays to be stREITwise. Real estate investing for the road ahead.	Begin Your Journey	stREITwise is on a mission to make real estate investing rewarding and accessible for everyone. Join our free newsletter and learn more.
A new way to invest in real estate created to be rewarding and accessible for everyone.	Begin Your Journey	stREITwise is on a mission to make real estate investing rewarding and accessible for everyone. Join our free newsletter and learn more.
Real estate with lower upfront and ongoing fees and investment minimums.	Begin Your Journey	stREITwise is on a mission to make real estate investing rewarding and accessible for everyone. Join our free newsletter and learn more.
Successfully navigate REIT investing with stREITwise -- a new kind of REIT.	Begin Your Journey Today	Lower fees, greater access, and tax-advantaged passive income -- that’s stREITwise!
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Lower fees, greater access, and tax-advantaged passive income -- that’s stREITwise!	The New and Fair REIT	Now everyone can invest in a diversified portfolio of real estate online.
It pays to be stREITwise - Lower fees, greater access, and tax-advantaged passive income.	Begin Your Journey Today	A new way to invest in real estate designed to be rewarding and accessible for everyone.
It pays to be stREITwise!	The Same REIT. Cheaper.	A new way to invest in real estate designed to be rewarding and accessible for everyone.
Lower fees, greater access, and tax-advantaged passive income -- that’s stREITwise!	The Same REIT. Cheaper.	Real estate investing for the road ahead. Begin your journey today.
A new way to invest in real estate designed to be rewarding and accessible for everyone.	Begin Your Journey Today	Lower fees, greater access, and tax-advantaged passive income -- that’s stREITwise!
Looking for ways to generate passive income? 10% Target Annualized Return	Welcome to stREITwise	A new way to invest in real estate designed to be rewarding and accessible for everyone.
Looking for ways to generate passive income? 10% Target Annualized Return	Begin Your Journey Today	stREITwise manages the real estate, collects the rent & pays you a dividend every quarter.
Real Estate Crowdfunding 2.0 - Lower fees, greater access & tax-advantaged passive income.	Begin Your Journey Today	A new way to invest in real estate designed to be rewarding and accessible for everyone.
stREITwise cuts out the intermediaries and passes the savings on to you.	The Same REIT. Cheaper.	A new way to invest in real estate designed to be rewarding and accessible for everyone.
Discover how you can start generating passive income by investing in real estate online.	Begin Your Journey Today	A new way to invest in real estate designed to be rewarding and accessible for everyone.
Discover how you can start generating passive income by investing in real estate online.	Begin Your Journey Today	Lower fees, greater access, and tax-advantaged passive income -- that’s stREITwise!
Everyone deserves to invest in real estate with the potential to receive steady dividends.	Begin Your Journey Today	Successfully navigate REIT investing with stREITwise -- a new kind of REIT.

stREITwise
Google Search Ads
Flight Time: “Testing the Waters”

Headline 1	Headline 2	Description
Real Estate Crowdfunding 2.0	stREITwise.com	A new way to invest in real estate with lower fees and quarterly dividends.
Real Estate Crowdfunding 2.0	Lower Fees, Greater Access.	Successfully navigate REIT investing with stREITwise -- a new kind of REIT.
Welcome to stREITwise	Real Estate Crowdfunding 2.0	A new way to invest in real estate with lower fees and quarterly dividends.
Welcome to stREITwise	The same REIT. Cheaper.	Lower fees, greater access, and tax-advantaged passive income.
A New Kind of REIT	Lower Fees, Greater Access.	stREITwise is changing the game by offering a fair REIT that’s open to everyone.
A New Kind of REIT	stREITwise	Lower fees, greater access, and tax-advantaged passive income.
It pays to be stREITwise	The same REIT. Cheaper.	Lower fees, greater access, and tax-advantaged passive income.
1st stREIT Office REIT	The same REIT. Cheaper.	Lower fees, greater access, and tax-advantaged passive income.
1st stREIT Office REIT	Lower Fees, Greater Access.	Successfully navigate REIT investing with stREITwise -- a new kind of REIT.
The same REIT. Cheaper.	It pays to be stREITwise	Lower fees, greater access, and tax-advantaged passive income.

INT. OFFICE BUILDING - INVESTOR’S ROOM - DAY

We’re in a drab office room. An attractive, middle-aged HUSBAND and WIFE sit across from a FINANCIAL ADVISOR (40s). The advisor pores over a series of complicated financial documents.

ADVISOR

And of course, there’s my commission...The advisor underlines a big number.

ADVISOR (CONT’D) And the fees.

The husband and wife glance at each other.

WIFE I thought we covered the fee. Fifteen percent?

ADVISOR Those were the upfront fees. These are the acquisition fees, the disposition fees, the financing fees... oh, and the incentive fees.

HUSBAND That’s a lot of fees.

WIFE (to Husband) What do you think?

HUSBAND I mean...

A FOG HORN SOUNDS.

The office door opens and FOG POURS IN.

The NAVIGATOR, a distinguished gentleman in a sea captain’s outfit, walks in.

NAVIGATOR Now wait just a minute.

The financial advisor stands.

ADVISOR Who are you?

2.

NAVIGATOR I’m the navigator. I’m here to help you navigate your way through the world of real estate investing.

ADVISOR You need to leave.

NAVIGATOR Of course. But not before I show these people how to invest the fair and simple way! (to camera) The stREITwise way!

He offers to have them follow his lead, as they exit through the fog.

INT. OFFICE BUILDING - HALLWAY - SAME

The navigator leads the couple through a tight, drab hallway and a series of cubicles.

WIFE So what is stREITwise?

NAVIGATOR We’re a real estate investment trust, or REIT for short.

The letters R-E-I-T, with an asterisk, are shown on the hallway/wall as they walk along.

WIFE Why is there an asterisk?

NAVIGATOR Because we’re a special kind of REIT. We cap our upfront fees, saving you money, and as for acquisition, disposition, and financing fees, -- we don’t charge any of those. Just an asset management fee.

HUSBAND Sorry, what’s a REIT again?

One of the workers in the cubicles leans out.

WORKER 1 You don’t know what a REIT is?

3.

NAVIGATOR A REIT is a company that owns income producing real estate and distributes income from those properties to investors in the form of dividends.

WORKER 2 Subject to stock market volatility, of course.

NAVIGATOR Well, no. stREITwise is a non- traded REIT, which means it is not subject to the daily ebbs and flows of the stock market. THIS CAN BENEFIT INVESTORS WHO DO NOT NEED IMMEDIATE LIQUIDITY AND we can generally offer a larger dividend than typical Traded REITs.

The navigator points the way into another room, and the group splits off into another room.

INT. OFFICE BUILDING - BREAK ROOM - SAME

There are two investors standing by the coffee carafe, holding a cup of coffee in each hand.

WIFE So how do you manage to charge less fees?

NAVIGATOR We raise money directly from the crowd, avoiding the financial advisors...

He walks by and notices a dollar bill on the floor and picks it up and offers it to the couple.

NAVIGATOR (CONT’D) ...and pass the savings onto you. One of the investors looks behind him, sees the Navigator giving the dollar bill to the couple and pats his pocket as if he might have dropped a dollar bill.

INT. OFFICE BUILDING - HALLWAY - SAME

Back out in the hallway, a few investors have started following the navigator, intrigued.

4.

HUSBAND So why aren’t more companies doing this?

One of the investors speaks up.

INVESTOR 1 Yeah, why not?

The navigator turns another corner, into...

INT. OFFICE BUILDING - CONFERENCE ROOM - SAME

In the conference room, a series of dark-suited financial advisors argue over one another. The navigator turns to the healthy crowd of followers he’s built.

NAVIGATOR For years, real estate investments have been plagued by excessive fees and middlemen.

ADVISOR 2 Hey, we have to get paid, too!

NAVIGATOR Not if the crowd invests directly, you don’t.

He turns back to the couple.

NAVIGATOR (CONT’D) Look, at stREITwise, we want you to have more money to do what you want to do. It’s that simple.

INT. OFFICE BUILDING - HALLWAY - MOMENTS LATER

The navigator leads the crowd out of the room and back into the hallway.

He turns to the couple.

NAVIGATOR Are you ready?

The couple looks at each other. They nod.

5.

EXT. OFFICE BUILDING - DAY

The navigator leads the crowd of investors and average people out of the building and into the bright, shining day.

Passerby stop to stare and watch.

The navigator turns to the camera one final time.

NAVIGATOR (to camera) It pays to be stREITwise.

The crowd spreads into the street, taking the passerby with them.

Rank	Image	Ad Title (max 50 Characters)	Description (max 150 Characters)
Primary		Successfully Navigate REIT Investing	stREITwise cuts out the intermediaries & passes the savings on to investors. Now everyone can invest in a diversified portfolio of real estate online.
Primary		Successfully Navigate REIT Investing	Lower fees, greater access, and tax-advantaged passive income -- that’s stREITwise! Now everyone can invest in a diversified portfolio of real estate.
Primary		Real Estate Crowdfunding 2.0	A new way to invest in real estate online with lower fees, greater access, and tax- advantaged passive income.
Primary		Real Estate Crowdfunding 2.0	Lower fees, greater access, and tax-advantaged passive income -- that’s stREITwise! Now everyone can invest in a diversified portfolio of real estate.

Assuming stREITwise and Company X both achieve the same 3% annual appreciation and 7% annual cash yield net of fees, a 5-year investment in stREITwise would earn 42% more profit than the same investment in Company X. It’s like the difference between a Prius and a Tesla.

The new crop of Crowdfunded REITs are beginning to catch on with retail investors across the country. In total, they raised over $100 million since the beginning of 2016. Meanwhile, the traditional Non-Traded REITs are having major issues raising capital with sales of their shares having dipped 77% to $4.5 billion from their 2013 peak of $19.6 billion.2 Contributing to the dip in sales of traditional Non-Traded REITs, many financial advisory firms have banned their advisors from selling their shares to clients with retirement accounts for fear that the excessive fees incurred by investors would be looked at unfavorably by the Department of Labor.

Despite the glaring disparity in fee structure, Crowdfunded REITs have so far been unable to raise the same amounts of capital as their traditional Non-Traded REIT competitors. One reason is that Crowdfunded REITs are sold directly to investors online, while the traditional Non-Traded REITs are sold through financial advisors, who may be incentivized to put their clients into products that pay them high commissions. Take the financial advisor out of the question and the answer becomes more obvious.

1.       SEC’s Office of Investor Education and Advocacy, Investor Bulletin: Non-traded REITs, August 31, 2015.

2.       Robert A. Stanger & Company, 2016 Mid-Year Report: Non-Listed REIT & BDC Industry, June 29, 2016.

SEC Disclaimer

stREITwise may undertake a public offering pursuant to Regulation A under the Securities Act of 1933, as amended. No money or other consideration is being solicited at this time with respect to such an offering, and if sent in response to these materials for such an offering, it will not be accepted. No offer to buy securities can be accepted and no part of the purchase price can be received for an offering under Regulation A until an offering statement is qualified by the U.S. Securities and Exchange Commission, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. An indication of interest made by a prospective investor in a Regulation A offering is non-binding and involves no obligation or commitment of any kind.

https://www.youtube.com/watch?v=T8TiT8Z_GSs

A REIT, or real estate investment trust, is a company that owns a portfolio of real estate assets and provide shareholders with income from its properties in the form of dividends and the possibility of shared price appreciation.

Furthermore, REITs provide shareholders a tax efficient investment because they aren’t taxed at the corporate level.

There are two primary types of REITs: traded REITs which are listed on a major stock exchange and non-traded REITs which are not listed on a major stock exchange.

Both were originally created to make it easier for investors to gain access to real estate investment opportunities.

While traded REITs are subject to the ebbs and flows of the stock market, non-traded REITs offer exposure to real estate without a high correlation to stock market volatility.

And in return for more limited liquidity, non-traded REITs aim to provide a higher dividend yield than traded REITs can generally offer.

However, non-traded REITs have historically charged excessive fees because their shares are usually sold by financial advisers.

In total, these upfront costs can add up to 15% of the original investment, not to mention the ongoing asset management fees, acquisition fees, disposition fees, financing fees and incentive fees.

Jeez, if only there were a non-traded REIT without the high fees.

Enter stREITwise, which is a new kind of REIT that cuts out the broker commissions and passes the savings on to you, the investor.

By marketing directly to investors and avoiding the financial advisors, stREITwise is able to minimize fees and maximize access.

Our upfront expenses are capped at 3% and as for acquisition fees, disposition fees, financing fees and incentive fees, we don’t charge any of those.

Just a 2% asset management fee, that’s it.

The stREITwise difference is clear.

So why stREITwise?

It’s simple: lower fees, greater access and tax-advantaged income.

Invest in stREITwise at streitwise.com

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